Exhibit 4.2

AMERICA’S CAR-MART, INC., a Texas corporation

as Parent,

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

AMERICA’S CAR MART, INC., an Arkansas corporation

TEXAS CAR-MART, INC., a Texas corporation

as Borrowers

______________________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated as of November 4, 2010

$90,000,000

______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

BANK OF ARKANSAS, N.A.,

as Administrative Agent and Co-Lead Arranger

and

BANK OF AMERICA, N.A.,

as Collateral Agent, Co-Lead Arranger and Documentation Agent

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Colonial Revolver Note
Exhibit B	ACM-TCM Revolver Note
Exhibit C	Assignment and Acceptance
Exhibit D	Assignment Notice
Schedule 1.1	Revolver Commitments of Lenders
Schedule 1.1E	Existing Treasury Stock Transactions
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plan Disclosures
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of November 4, 2010, among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF ARKANSAS, N.A., as administrative agent for the Lenders (“Agent”) and co-lead arranger for the Lenders, BANK OF AMERICA, N.A., as collateral agent for the Lenders (“Collateral Agent”), and BANK OF AMERICA, N.A., as documentation agent for the Lenders (“Documentation Agent”) and co-lead arranger for the Lenders.

R E C I T A L S:

Colonial has previously entered into that certain Amended and Restated Credit Agreement dated June 23, 2005, as amended, supplemented, or restated from time to time, with various lenders party thereto and Bank of Arkansas, N.A. as agent for such lenders, pursuant to which Colonial has obtained a revolving line of credit (“Existing Colonial Loan Facility”).

ACM and TCM have previously entered into that certain Revolving Credit Agreement dated June 23, 2005, as amended, supplemented, or restated from time to time, among ACM and TCM, as borrowers, and Bank of Arkansas, N.A., as lender (“Existing ACM-TCM Credit Agreement”), pursuant to which ACM and TCM has obtained a revolving line of credit (“Existing ACM-TCM Loan Facility”).

Borrowers have requested that Lenders provide credit facilities to Borrowers to payoff and replace the Existing Colonial Loan Facility and Existing ACM-TCM Loan Facility and to amend and restate all loan documents evidencing such facilities.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.                                DEFINITIONS; RULES OF CONSTRUCTION

1.1           Definitions.  As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

ACM: as defined in the Preamble to this Agreement.

ACM-TCM Availability: the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans.

ACM-TCM Availability Reserve: the sum (without duplication) of (a) the portion of the Rent and Charges Reserve relating to ACM and TCM; (b) the Bank Product Reserve applicable to ACM and TCM as determined by Agent and Collateral Agent; (c) the aggregate amount of liabilities secured by Liens upon ACM-TCM Collateral that are senior to Collateral Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (d) such additional reserves, in such amounts and with respect to such matters, as Collateral Agent in its discretion may elect to impose from time to time.  Agent shall endeavor to notify Borrowers at or before the time any ACM-TCM Availability Reserve is to be established based upon the information provided to Agent by the Collateral Agent, but a failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such reserve to be ineffective.

ACM-TCM Base Rate Revolver Loan:  any ACM-TCM Revolver Loan that bears interest based on the Base Rate.

ACM-TCM Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of the ACM-TCM Revolver Commitments; or (b) the ACM-TCM Inventory Formula Amount, minus the ACM-TCM Availability Reserve.

ACM-TCM Borrowing Base Certificate: a certificate, in form and substance satisfactory to Collateral Agent, by which both ACM and TCM certify calculation of the ACM-TCM Borrowing Base.

ACM-TCM Collateral: all Collateral provided by ACM or TCM.

ACM-TCM Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for ACM or TCM, in favor of Collateral Agent, for the benefit of Secured Parties, as security for the ACM-TCM Obligations.

ACM-TCM Dominion Account: a special account established by ACM or TCM at Bank of Arkansas or another bank acceptable to Collateral Agent and Agent, over which Agent and/or Collateral Agent have exclusive control for withdrawal purposes.

ACM-TCM Guaranty: the guaranty agreement executed by ACM and TCM in favor of Agent.

ACM-TCM Inventory Formula Amount: 80% of the Actual Cash Value of Eligible Vehicle Inventory owned by ACM or TCM.

ACM-TCM Obligations: all (a) principal of and premium, if any, on the ACM-TCM Revolver Loans, (b) interest, expenses, fees and other sums payable by ACM or TCM under the Loan Documents, (c) obligations of ACM or TCM under any indemnity for Claims, (d) Extraordinary Expenses of ACM or TCM, (e) Secured Bank Product Obligations of ACM or TCM, and (f) other Debts, obligations and liabilities of any kind owing by ACM or TCM pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

ACM-TCM Overadvance: as defined in Section 2.2.5.

ACM-TCM Overadvance Loan: an ACM-TCM Base Rate Revolver Loan made when an ACM-TCM Overadvance exists or is caused by the funding thereof.

ACM-TCM Protective Advances: as defined in Section 2.2.6.

ACM-TCM Revolver Commitment: for any Lender, its obligation to make ACM-TCM Revolver Loans up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.  “ACM-TCM Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

ACM-TCM Revolver Commitment Termination Date: the earliest to occur of (a) the ACM-TCM Revolver Termination Date; (b) the date on which ACM or TCM terminates the ACM-TCM Revolver Commitments pursuant to Section 2.2.4; or (c) the date on which the ACM-TCM Revolver Commitments are terminated pursuant to Section 11.2.

ACM-TCM Revolver Loan: a loan made pursuant to Section 2.2, and any ACM-TCM Swingline Loan, ACM-TCM Overadvance Loan or ACM-TCM Protective Advance.

ACM-TCM Revolver Note: a promissory note to be executed by both ACM and TCM in favor of a Lender in the form of Exhibit B, which shall be in the amount of such Lender’s ACM-TCM Revolver Commitment and shall evidence the ACM-TCM Revolver Loans made by such Lender, together with extensions, renewals and changes in form thereof.

ACM-TCM Revolver Termination Date: November 4, 2013.

ACM-TCM Subordinated Debt: Subordinated Debt owed by Colonial to ACM and TCM.

ACM-TCM Swingline Loan: with respect to ACM or TCM, any Borrowing of ACM-TCM Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by ACM or TCM, as applicable.

Actual Cash Value: The actual price paid by Dealer for the purchase of Vehicles.

Adjusted Tangible Assets: all assets of any Person except: (a) deferred assets, other than prepaid items and deferred taxes, (b) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangibles; (c) restricted investments; (d) unamortized debt discount; (e) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

Adjusted Tangible Net Worth: with respect to any Person as of any date of measurement, the remainder of (a) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of such Person at such date prepared in accordance with GAAP, minus (b) the amount at which such Person’s liabilities would be shown on such balance sheet in accordance with GAAP. For any period of measurement, Adjusted Tangible Net Worth for such period shall be reduced by (a) an amount by which the loss reserve maintained by Borrower is less than the amount required under Section 10.4, and (b) the aggregate Gross Contract Payments owed with respect to Contracts which are more than 180 days contractually past due and the applicable Contract has not been charged-off by Borrower.

AFI: Auto Finance Investor Corp., a Texas corporation.

AFI Note: that certain unsecured promissory note issued by Parent in favor of AFI in the original principal amount of $475,000.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement: as defined in the preamble to this Agreement.

Annualized Colonial Net Charge-Off Percent: calculated as of the last day of each month, the Average Colonial Net Charge-Offs divided by the Average Colonial Net Balance (vehicle notes) multiplied by 12.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth below, as determined by the Leverage Ratio for the last Fiscal Quarter:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans

I	< 1.75:1.00	-0.25%	2.75%
II	> 1.75:1.00 < 2.00:1.00	0%	3.00%
III	> 2.00:1.00 < 2.25:1.00	0.25%	3.25%
IV	> 2.25:1.00 < 2.75:1.00	0.50%	3.50%
V	> 2.75:1.00	0.75%	3.75%

Until January 31, 2011, margins shall be determined as if Level I were applicable.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt.  If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level V were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Average Colonial Net Balance: calculated as of the last day of each month, the sum of the Colonial Net Balances owing under all Vehicle Contracts as of the last day of each of the prior 4 months then ending divided by 4.

Average Colonial Net Charge-Offs: calculated as of the last day of each month, the Colonial Net Charge-Offs for the 4-month period then ending divided by 4.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of Arkansas: Bank of Arkansas, N.A., a national banking association, and its successors and assigns.

Bank Product: any of the following products, services or facilities extended to Parent or its Subsidiaries by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by Parent or its Subsidiaries, other than Letters of Credit.

Bank Product Debt:  Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Collateral Agent and Agent from time to time in its discretion in respect of Secured Bank Product Obligations or such greater amount as requested by Agent in writing to Collateral Agent.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate:  a rate which is subject to change from time to time based on changes in an index which is the BOK National Prime Rate, described as the rate of interest set by BOK Financial Corporation (“BOK”), in its sole discretion, on a daily basis as published by BOK from time to time (the “Index”).  The Index is not necessarily the lowest rate charged by BOK on its loans and is set by BOK in its sole discretion.  If the Index becomes unavailable during the term of this loan, Agent may designate a substitute index after notifying Borrower.  Agent will notify Borrower of the current index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Agent and Lenders may make loans based on other rates as well.

Base Rate Revolver Loan: an ACM-TCM Base Rate Revolver Loan or a Colonial Base Rate Revolver Loan.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to Letters of Credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower or Borrowers: as defined in the preamble to this Agreement.

Borrowing: a group of Revolver Loans of one Type that are made on the same day or are converted into Revolver Loans of one Type on the same day.

Borrowing Base Certificate: either an ACM-TCM Borrowing Base Certificate or a Colonial Borrowing Base Certificate.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina, California, Oklahoma and Arkansas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Parent or its Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Collateral Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Collateral Agent at such financial institution as Collateral Agent may select in its discretion, which account shall be subject to Collateral Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Collateral Agent for the benefit of the Collateral Agent for itself and on behalf of the Secured Parties, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Collateral Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America, Bank of Arkansas or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within 9 months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by Bank of America (so long as Bank of America is a Lender) or Bank of Arkansas (so long as Bank of Arkansas is a Lender) or any of their Affiliates to Parent or its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Certificate of Title:  the certificate of title or other evidence of ownership of any Vehicle issued by the appropriate Division of Motor Vehicles or its counterpart in the jurisdiction in which the Contract Debtor resides.

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Colonial, ACM and TCM; or (b) a change in the majority of directors of Parent, unless approved by the then majority of directors.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, Documentation Agent or Collateral Agent, or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Collateral Agent: as defined in the preamble to this Agreement.

Collateral Agent Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Collateral Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Collateral Agent.

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3, list all outstanding Bank Products, calculate the applicable level for the Applicable Margin, and certify that all Vehicle Contracts are in compliance with all Vehicle Contract Compliance Requirements.

Colonial: as defined in the preamble to this Agreement.

Colonial Availability: the Colonial Borrowing Base minus the principal balance of all Colonial Revolver Loans.

Colonial Availability Reserve: the sum (without duplication) of (a) the portion of the Rent and Charges Reserve relating to Colonial; (b) the LC Reserve; (c) the Bank Product Reserve applicable to Colonial as determined by Agent and Collateral Agent; (d) the aggregate amount of liabilities secured by Liens upon Colonial Collateral that are senior to Collateral Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the ACM-TCM Revolver Commitments; (f) the Litigation Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as Collateral Agent in its discretion may elect to impose from time to time.  Agent shall endeavor to notify Borrowers at or before the time any Colonial Availability Reserve is to be established, but a failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such reserve to be ineffective.

Colonial Base Rate Revolver Loan: any Colonial Revolver Loan that bears interest based on the Base Rate.

Colonial Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Colonial Revolver Commitments, minus the LC Reserve; or (b) the Colonial Contracts Formula Amount minus the Colonial Availability Reserve, based upon information delivered by Borrowers to Collateral Agent and Agent pursuant to Section 8.

Colonial Borrowing Base Certificate: a certificate, in form and substance satisfactory to Collateral Agent, by which Colonial certifies calculation of the Colonial Borrowing Base.

Colonial Collateral: all Collateral provided by Colonial.

Colonial Contracts Advance Rate:  50%; provided, however, that the Contracts Advance Rate shall be reduced by 0.20% for each 0.10% (or portion thereof) that the Contracts Advance Rate Adjustment Percent for the month immediately preceding the date of determination exceeds 33% (rounded to the nearest one-tenth percent); in each instance such adjustment shall be calculated as of the last day of each month and shall be effective as of the first day of the month immediately following the date of determination, based upon information delivered by Borrowers to Collateral Agent and Agent pursuant to Section 8.  For example, if the Colonial Contracts Advance Rate Adjustment Percent is 33.10%, the Colonial Contracts Advance Rate shall be 49.80%; if the Colonial Contracts Advance Rate

Adjustment Percent is 33.20%, the Colonial Contracts Advance Rate is 49.60%; if the Colonial Contracts Advance Rate Adjustment Percent is 33.30%,  the Colonial Contracts Advance Rate is 49.40%: if the Colonial Contracts Advance Rate Adjustment Percent is 33.40%, the Colonial Contracts Advance Rate is 49.20%; if the Colonial Contracts Advance Rate Adjustment Percent is 33.50%, the Colonial Contracts Advance Rate is 49.00% and so on.

Colonial Contracts Advance Rate Adjustment Percent:  calculated as of the last day of each month, the sum of (a) the Past Due Percent, plus (b) the Repossession Percent, plus (c) the Annualized Colonial Net Charge-Off Percent.

Colonial Contracts Formula Amount:  as of any date of determination, the Colonial Contracts Advance Rate times the Colonial Net Eligible Contract Payments.

Colonial Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for Colonial, in favor of Collateral Agent, for the benefit of Secured Parties, as security for the Colonial Obligations.

Colonial Dominion Account: a special account established by Colonial at Bank of Arkansas or another Lender acceptable to Collateral Agent, over which Agent and/or Collateral Agent have exclusive control for withdrawal purposes.

Colonial Guaranty: the guaranty agreement executed by Colonial in favor of Agent.

Colonial Loss Reserve Percent: Colonial’s then existing allowance for credit losses divided by the Colonial Net Balance.

Colonial Loss Reserve Adjustment Percent:  Colonial TTM Net Charge-Offs Percent minus the product of Colonial’s then existing Colonial Loss Reserve Percent multiplied by 120%.

Colonial Net Balance:  as of the date of determination, the Gross Contract Payments of Vehicle Contracts less, to the extent included in the calculation of Gross Contract Payments, all unearned interest and unearned insurance premiums owing by the Contract Debtor.

Colonial Net Charge-Offs: for any period as (a) the aggregate amount of all unpaid principal balances (including any service contract amounts included therein) due under Vehicle Contracts which have been charged off by Colonial during such period, including the principal balances due under all Vehicle Contracts where the Vehicle has been repossessed by Colonial during such period reduced by the amount of the wholesale value of each repossessed vehicle as determined in accordance with Colonial’s historical practices and acceptable to Collateral Agent, less (b) recoveries on charged-off Contracts during such period (to the extent applied to the loss reserves).

Colonial Net Eligible Contract Payments:  as of the date of determination, the remainder of (a) the Gross Contract Payments owing under all Eligible Vehicle Contracts (including any service contract amount included therein), minus (b) the sum of (i) the aggregate amount, to the extent included within the definition of Gross Contract Payments, of all unearned interest, fees, and charges applicable to the Eligible Vehicle Contracts, and (ii) such other amounts as Agent in its reasonable discretion deems necessary or appropriate.

Colonial Obligations: all (a) principal of and premium, if any, on the Colonial Revolver Loans, (b) LC Obligations and other obligations of Colonial with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Colonial under the Loan Documents, (d) obligations of

Colonial under any indemnity for Claims, (e) Extraordinary Expenses of Colonial, (f) Secured Bank Product Obligations of Colonial, and (g) other Debts, obligations and liabilities of any kind owing by Colonial pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Colonial Overadvance: as defined in Section 2.1.5.

Colonial Overadvance Loan: a Colonial Base Rate Revolver Loan made when a Colonial Overadvance exists or is caused by the funding thereof .

Colonial Protective Advances: as defined in Section 2.1.6.

Colonial Revolver Commitment: for any Lender, its obligation to make Colonial Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.  “Colonial Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Colonial Revolver Commitment Termination Date: the earliest to occur of (a) the Colonial Revolver Termination Date; (b) the date on which Colonial terminates the Colonial Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Colonial Revolver Commitments are terminated pursuant to Section 11.2.

Colonial Revolver Loan:  a loan made pursuant to Section 2.1, and any Colonial Swingline Loan, Colonial Overadvance Loan or Colonial Protective Advance.

Colonial Revolver Note: a promissory note to be executed by Colonial in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Colonial Revolver Commitment and shall evidence the Colonial Revolver Loans made by such Lender, together with extensions, renewals and changes in form thereof.

Colonial Revolver Termination Date: November 4, 2013

Colonial Swingline Loan: with respect to Colonial, any Borrowing of Colonial Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Colonial.

Colonial TTM Net Charge-Offs Percent:    The sum of the Colonial Net Charge-Offs balances for the last twelve months divided by average of Colonial Net Balances in the last 12 months.

Colonial Underwriting: Colonial Underwriting, Inc., an Arkansas corporation.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Contract Debtor:  each Person who is obligated to Colonial to perform any duty under or to make any payment pursuant to the terms of a Vehicle Contract.

Contract Security Documents:  all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature (including Certificates of Title) securing the obligations of Contract Debtors under Contracts.

Contracts:  all of a Colonial’s now owned and hereafter acquired loan agreements, Accounts, installment sale contracts, Instruments, notes, documents, Chattel Paper, and all other forms of obligations owing to Colonial, including Vehicle Contracts, and any collateral for any of the foregoing, including all rights under any and all Contract Security Documents and Vehicles or other merchandise returned to or repossessed by Colonial.

Credit Guidelines:  Colonial’s guidelines (which, prior to the Closing Date, have been reviewed by and are acceptable to Agent and Collateral Agent) which state in detail the credit criteria used by Colonial in determining the creditworthiness of Contract Debtors.

Contracts Servicing Agreement: that certain Servicing Agreement by and between ACM and Colonial pursuant to which ACM has agreed to provide servicing to Colonial in connection with Vehicle Contracts.

Covenant Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries, determined on a trailing 6 month basis, of (a) EBITDA, to (b) Covenant Fixed Charges.

Covenant Fixed Charges: the sum of interest expense and cash income taxes plus scheduled principal payments on Debt, plus Capital Expenditures.

Crown: Crown Delaware Investments Corp., a Delaware corporation.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Dealer:  ACM or TCM in its capacity as a dealer that has sold a Vehicle to a Contract Debtor pursuant to a Vehicle Contract.

Dealer Agreement:  an agreement between Colonial and a Dealer, in form and content satisfactory to Collateral Agent and Agent, that governs the sale or assignment of Contracts from such Dealer to Colonial, including any provisions for assignment (whether with or without recourse, a repurchase obligation by the Dealer, or a guaranty by such Dealer) contained in such agreement.

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables and other non-interest bearing unsecured liabilities incurred and being paid in the Ordinary

Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto determined as if Level V of the Applicable Margin were applicable.

Defaulting Lender: any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within 3 Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within 3 Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof.

Deposit Account Control Agreements: the Colonial Deposit Account Control Agreements and ACM-TCM Deposit Account Control Agreements.

Disregarded Subsidiaries:  Crown, Colonial Underwriting and AFI.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Distribution Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries, determined on a trailing 6 month basis, of (a) EBITDA, to (b) Distribution Fixed Charges.

Distribution Fixed Charges: the sum of interest expense and cash income taxes plus scheduled principal payments on Debt, plus Capital Expenditures, plus Distributions.

Documentation Agent: as defined in the preamble to this Agreement.

Documentation Agent Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Documentation Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Documentation Agent.

Dollars: lawful money of the United States.

Dominion Account: a Colonial Dominion Account or a ACM-TCM Dominion Account.

EBITDA: determined on a consolidated basis for Parent and its Subsidiaries, net income determined in accordance with GAAP, plus the sum of interest expense, depreciation, amortization, income taxes, and other non-cash expenses reasonably acceptable to Agent.  For any period of measurement, EBITDA for such period shall be reduced by (a) an amount by which the loss reserve maintained by Borrower is less than the amount required under Section 10.4, and (b) the aggregate Gross Contract Payments owed with respect to Contracts which are more than 180 days contractually past due and the applicable Contract has not been charged-off by Borrower.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower (which approval by Borrower shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within 2 Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Vehicle Contracts:  those Vehicle Contracts which Collateral Agent, in its sole discretion, deems eligible and which, without limiting Collateral Agent’s discretionary rights, satisfy at all times all of the following requirements as determined by Collateral Agent in its sole and absolute discretion:

(a)           the Vehicle Contract strictly complies with all of Colonial’s warranties and representations contained therein;

(b)           (i)           for any Vehicle Contract that requires weekly payments from the Contract Debtor, no more than 4 payments may be contractually delinquent, and (ii) for any other Vehicle Contract, no payment due under such Vehicle Contract is more than the lesser of 30 days or 4 weeks contractually delinquent;

(c)           except as provided in clause (b) of this definition, neither Colonial nor the Contract Debtor is in default under the terms of the Vehicle Contract.

(d)           Colonial has not granted to the Contract Debtor any extension of time for the payment of any sum due under the Vehicle Contract except pursuant to a Contract which has been modified in a way that Collateral Agent, in its reasonable discretion, deems acceptable (which shall be presumed unless Collateral Agent expressly states otherwise from time to time);

(e)           the Vehicle Contract is not subject to any asserted defense, counterclaim, offset, discount, or allowance;

(f)           the terms of the Vehicle Contract and all related documents and instruments comply in all respects with all requirements of law, including without limitation, the Vehicle Contract Compliance Requirements and Regulation Z of the Truth in Lending Act (TILA) of 1968;

(g)           the Contract Debtor is not an Affiliate of any Borrower (but may be an employee; provided that the aggregate amount of employee debt shall not exceed one half of one percent (0.5%) of Colonial Net Eligible Contract Payments);

               (h)           the creditworthiness of the Contract Debtor is acceptable to Collateral Agent and Agent (which shall be presumed unless Collateral Agent expressly states otherwise from time to time) and the Vehicle Contract and Contract Debtor conform to the Credit Guidelines;

(i)           the Contract Debtor is not subject to an Insolvency Proceeding;

(j)           the Contract Debtor is a resident of the continental United States;

(k)           the first scheduled payment pursuant to the terms of the Vehicle Contract is, or was, due within 45 days following the execution of the Vehicle Contract and all other payments are scheduled to be made in substantially equal (or greater) weekly, bi-weekly, monthly, or semi-monthly installments in order to ratably amortize the Vehicle Contract over its scheduled term;

(l)           the original term of the Vehicle Contract is not more than 36 months;

(m)           repayment of the Vehicle Contract is  either (i) secured by a first priority, perfected interest in the subject Vehicle, and Colonial has evidence of such perfected lien available on Colonial’s premises to Collateral Agent for inspection in the form of either (1) the most current Certificate of Title reflecting Colonial, ACM or TCM as the lien holder or owner, or (2) documentation from the appropriate Governmental Authority reflecting Colonial’s, ACM’s or TCM’s Lien; or (ii) within 45 calendar days of executing a Vehicle Contract, Colonial shall have in its possession evidence from the appropriate Governmental Authority of perfection by that Governmental Authority of a first priority lien in favor of Colonial on the Vehicle that is the subject of the Vehicle Contract, and evidence of such perfected lien shall be on Colonial’s premises available to Collateral Agent for inspection in the form of either (1) a Certificate of Title reflecting Colonial as the lien holder, or owner or (2) documentation from the appropriate Government Authority reflecting Colonial’s Lien;

(n)           to the extent that the balance of the Vehicle Contract includes sums representing the financing of a service contract, such service contract shall be in compliance with all applicable consumer credit laws, including any and all laws relating thereto;

(o)           the Vehicle Contract is not a Unacceptable Modified Contract;

(p)           the Vehicle Contract is originated in the ordinary course of Colonial’s business; and

(q)           Vehicle Contracts that are secured by Vehicles which were previously subject to Repossessed Contracts (“Vehicle Contracts Subject to Prior Repossession”) to the extent that Vehicle Contracts Subject to Prior Repossession exceed 20% of Eligible Vehicle Contracts.

Eligible Vehicle Inventory: the Inventory of ACM and TCM consisting of Vehicles which Collateral Agent, in its sole discretion, deems eligible and which, without limiting Collateral Agent’s discretionary rights, satisfies at all times all of the following requirements as determined by Collateral Agent:

(a)           In the case of all such Vehicles, are purchased for Inventory at auction or from third parties and are not Vehicles that have been previously repossessed by a Borrower,

(b)           in the case of all such Vehicles, are subject to a perfected, first priority Lien in favor of Collateral Agent for the benefit of the Lenders pursuant to the Security Documents, free from any other Lien other than those acceptable to the Collateral Agent in its discretion,

                (c)           in the case of used Vehicles, ACM or TCM physically holds such Certificates of Title (or either ACM or TCM has, in accordance with its standard policies and procedures, initiated the process by which the foregoing requirements of this clause (b) will be satisfied); and

(d)           in the case of all such Vehicles, are located at either ACM’s or TCM's facilities as set forth in Schedule 8.6.1.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Contract Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax; and (e) taxes imposed on it by reason of Section 1471 or 1472 of the Code.

Existing ACM-TCM Credit Agreement: as defined in the Preamble to this Agreement.

Existing Subordinated Debt: the ACM-TCM Subordinated Debt and the Parent Subordinated Debt.

Existing Treasury Stock Transactions:  the Distributions made by Parent in the 12 month period ending on the Closing Date for the purpose of repurchasing Parent’s stock which Distributions are in an aggregate amount less than $10,000,000 and are more specifically set forth on Schedule 1.1E on a monthly basis for such 12 month period.

Extraordinary Expenses: (i) all costs, expenses or advances that the Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor in relation to enforcing their rights under this Agreement or in respect of the Obligations, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights any Lenders in any Insolvency Proceeding, and (ii) all costs, expenses or advances that Agent, Collateral Agent, or Documentation Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, Collateral Agent, Documentation Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Collateral Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent, Collateral Agent, or Documentation Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Fee Letter: the fee letter agreement of even date herewith, among Agent, Collateral Agent and Borrowers.

Fiscal Quarter: each period of 3 months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent for accounting and tax purposes, ending on April 30 of each year.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).  No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments of all Lenders related to such Revolver Loans have expired or been terminated.

Funded Debt:  all outstanding Debt for Borrowed Money.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Gross Contract Payments:  as of the date of determination, the outstanding principal balance (as referenced on Colonial’s balance statement and general ledger), including all accrued but unpaid interest, fees, and other charges owing by the Contract Debtor, of all Vehicle Contracts.

Guarantors: Parent, Colonial, ACM, TCM and each other Person who guarantees payment or performance of any Obligations.

Guarantor Security Agreement:  a security agreement, in form and substance satisfactory to Collateral Agent, executed by each Guarantor pursuant to which each Guarantor grants a first priority Lien in its Properties in favor of Collateral Agent (for the benefit of Secured Parties) as security for its obligations under its Guaranty.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees, Documentation Agent Indemnitees and Collateral Agent Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that Parent’s or its Subsidiaries’ ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Assignment Agreement: the agreement between ACM and TCM, on the one hand, and Colonial, on the other hand, pursuant to which ACM and TCM sell all of their right, title and interest in and to Vehicle Contracts to Colonial.

Intercompany Subordination Agreement: the Intercompany Subordination Agreement of even date herewith, between each Obligor with respect to any Debt owed by an Obligor to another Obligor, including the Parent Subordinated Debt and the ACM-TCM Subordinated Debt.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all Vehicles, goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in ACM or TCM’s business (but excluding Equipment).

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America or any Affiliate of Bank of America, or any replacement appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application: an application by Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Colonial Revolver Loans are outstanding, the LC Obligations do not exceed the Colonial Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Colonial or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Colonial for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Colonial to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees: Lenders and their respective officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of Colonial, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline: $3,000,000.

Leverage Ratio: determined on a consolidated basis for Parent and its Subsidiaries, the ratio of (a) Funded Debt to (b) EBITDA, for the trailing 12 month period then ending.

LIBOR: a fluctuating interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) as in effect from time to time, which interest rate per annum shall at all times be equal to the London Interbank Offered Rate per annum set forth in the “Money Rates” section of the Wall Street Journal on the day the Notice of Conversion/Continuation is received by Agent for the applicable Interest Periods, as elected by the applicable Borrower.  If the information is unavailable from such service, the rate shall be determined by Agent from information supplied to Agent by a nationally recognized reporting service for similar information acceptable to Agent.  Agent shall promptly confirm the rate of LIBOR to Borrower in writing.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Collateral Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Collateral Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Collateral Agent, and agrees to deliver the Collateral to Collateral Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Collateral Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Collateral Agent the right, vis-à-vis such Licensor, to enforce Collateral Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Litigation Reserve:  as determined by Collateral Agent, the aggregate amount of potential liabilities of Borrowers in connection with a claim made by a Contract Debtor or other third party against a Borrower.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Collateral Agent’s Liens on any Collateral; (b) impairs the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any

Obligations; or (c) otherwise impairs the ability of Agent, Collateral Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: (i) any agreement or arrangement to which Parent or any of its Subsidiaries are party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $100,000 or more or (ii) the Contracts Servicing Agreement.

Minimum Loss Reserve:  as defined in Section 10.1.13.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding 5 plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Obligor in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Collateral Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notice of Borrowing: a Notice of Borrowing to be provided by either Colonial, ACM, or TCM to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Colonial, ACM or TCM to request a conversion or continuation of any Revolver Loans as LIBOR Loans, in form satisfactory to Agent.

Noticed Hedge: Secured Bank Product Obligations arising under a Hedging Agreement.

Obligations: all ACM-TCM Obligations and Colonial Obligations.

Obligor: Each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Collateral Agent on its assets to secure any Obligations.

Ordinary Course of Business: the ordinary course of business of Parent or its Subsidiaries, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Revolver Note; LC Document; Fee Letter; Lien Waiver; Intercompany Subordination Agreement; Borrowing Base Certificate; Compliance Certificate; financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent, Collateral Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: an ACM-TCM Overadvance or Colonial Overadvance.

Overadvance Loan: an ACM-TCM Overadvance Loan or a Colonial Overadvance Loan.

Parent: as defined in the preamble to this Agreement.

Parent Subordinated Debt: Subordinated Debt owed by Colonial to Parent, in an aggregate amount not to exceed $15,000,000 at any time.

Participant: as defined in Section 13.2.

Past Due Percent: the percent equal to (a) the sum of the Colonial Net Balances owing under all Vehicle Contracts that are 29 days or more past due or where the Contract Debtor is subject to an Insolvency Proceeding, calculated as of the last day of the month for each of the last 4 months, divided by (b) the sum of the Colonial Net Balances owing under all Vehicle Contracts at the end of each of the last 4 months.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding 5 plan years.

Permitted Airplane Financing:  Any airplane financing obtained by Crown secured solely by the airplane owned by Crown as of the Closing Date so long as: (i) such financing is with a financier which is not an Affiliate of Parent or its Subsidiaries and is an arms-length transaction, (ii) upon giving effect thereto, no Default or Event of Default exists, (iii) the Net Proceeds of such financing are paid to Agent for application to the Obligations.

Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent for application to the Obligations, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12-month period, has a fair market or book value (whichever is more) of $100,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary

Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) Permitted Sale/Leaseback; or (f) approved in writing by Agent, Documentation Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $100,000 or less at any time.

Permitted Distributions:  Distributions by (i) the Subsidiaries of Parent to Parent in an aggregate amount not greater than $50,000 per year in order to provide the funds necessary for Parent to repay its obligations under the AFI Note, so long as no Default or Event of Default exists immediately before and after giving effect to such Distribution, and (ii) Parent to its Equity Interest Holders in order to repurchase Parent’s stock from such holders so long as: (a) the aggregate amount of such repurchases does not exceed 75% of the consolidated net income of Parent and its Subsidiaries measured on a trailing twelve month basis, (b) Distribution Fixed Charge Coverage Ratio, immediately before giving effect to such repurchase is equal to or greater than 1.20:1.00, (c) Distribution Fixed Charge Coverage Ratio, immediately after giving effect to such repurchase is equal to or greater than 1.20:1.00 (provided, that Collateral Agent and Agent may, in each instance, in their sole discretion reduce such ratio to 1.00:1.00), (d) Leverage Ratio, immediately after giving effect to such repurchase is less than or equal to 2.50:1.00, (e) they sum of the ACM-TCM Availability and Colonial Availability, immediately after giving effect to such repurchase is equal to or greater than $10,000,000, and (f) no Default or Event of Default exists immediately before and after giving effect to such repurchase.  The Existing Treasury Stock Transactions made in the 12 month period immediately prior to any date of measurement shall be disregarded for the purpose of clauses (ii)(a), (ii)(b) and (ii)(c) above.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of an Obligor that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $250,000 during each Fiscal Year and its incurrence does not violate Section 10.2.3.

Permitted Sale/Leaseback: a sale and leaseback transaction that is in respect of Real Estate and the improvements thereto that is first acquired by Parent or its Subsidiaries after the Closing Date, so long as:

(a)           no Default or Event of Default shall exist or shall result from the consummation of such sale and leaseback;

(b)           such Person receives fair market value for the sale of the subject assets,

(c)           100% of the consideration received is cash or Cash Equivalents, and

(d)           such sale and leaseback is consummated within 360 days from the date that Parent or any of its Subsidiaries acquired the subject Real Estate and improvements.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while any Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Collateral Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: an ACM-TCM Protective Advance or a Colonial Protective Advance.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions: the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrower than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b) or (d).

Reimbursement Date: as defined in Section 2.3.2.

Rent and Charges Reserve: as determined by Agent and Collateral Agent, the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to 3 months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Repossession Percent: the percent, as calculated as of the last day of each month, equal to (a) the repossession value of all Vehicles which any Borrower has repossessed in the last 4 months and which, as of the last day of the 4-month period then ending, was reflected as assets on any Borrower’s books divided by (b) the Average Colonial Net Balance.

Repossessed Contracts:  the Vehicle Contracts with respect to which the merchandise sold in connection with the execution of the Vehicle Contract has been repossessed or returned.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 67% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Revolver Loans in excess of 67% of all outstanding Revolver Loans; provided, that at any time there are no more than 2 Lenders, “Required Lenders” shall mean all Lenders.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by a Borrower, other than (a) Cash Equivalents that are subject to Collateral Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Collateral Agent; and (b) loans and advances permitted under Section 10.2.7.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of Parent, its Subsidiaries or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, its ACM-TCM Revolver Commitment and its Colonial Revolver Commitment.  “Revolver Commitments” means the aggregate amount of all Revolver Commitments.

Revolver Commitment Termination Date: the earliest to occur of (a) the Colonial Revolver Termination Date; (b) the ACM-TCM Revolver Termination Date, (c) the date on which Colonial terminates the Colonial Revolver Commitments pursuant to Section 2.1.4; (d) the date on which ACM or

TCM terminate the ACM-TCM Revolver Commitments pursuant to Section 2.2.4; or (e) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Revolver Loan: any ACM-TCM Revolver Loan or Colonial Revolver Loan.

Revolver Note: an ACM-TCM Revolver Note or a Colonial Revolver Note.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent and Collateral Agent, which amount may be established or increased (by further written notice to Agent and Collateral Agent from time to time) as long as no Default or Event of Default exists and establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations would not result in an Overadvance.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; (b) BOK Financial Corporation or any of its Affiliates; and (c) any Lender or Affiliate of a Lender that is providing a Bank Product, provided the provider delivers written notice to Agent and Collateral Agent, in form and substance satisfactory to Agent and Collateral Agent, by the later of the Closing Date or 10 days following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

Secured Parties: Agent, Collateral Agent, Documentation Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Guaranties, Guarantor Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt:  Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent and includes the Existing Subordinated Debt.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by  a Person (including indirect ownership by such Person through other entities in which the Person directly or indirectly owns 50% of the voting securities or Equity Interests).

Swingline Loan: any ACM-TCM Swingline Loan or Colonial Swingline Loan.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

TCM: Texas Car-Mart, Inc., a Texas corporation.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Event:  the occurrence of (a) an Event of Default or (b) the sum of Colonial Availability and ACM-TCM Availability being less than $20,000,000 at any time.

Trigger Period: the period (a) commencing upon the day that a Trigger Event occurs and (b) ending on the day on which, during the preceding 90 consecutive days (i) no Event of Default has existed and (ii) the sum of ACM-TCM Availability and Colonial Availability has at all times been greater than $20,000,000; provided, that a Trigger Period may commence but will not be terminated more than 3 times during the term of this Agreement.

Type: any type of a Revolver Loan (i.e., Base Rate Revolver Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unacceptable Modified Contract: a Contract which has been modified in a way that Collateral Agent in its reasonable discretion deems unacceptable and accordingly ineligible.  Without intending to limit Collateral Agent’s discretion, any Contract which was more than 30 days contractually delinquent but was subsequently modified so as to eliminate the delinquency shall be considered as unacceptable.  Notwithstanding the previous sentence, in the event 4 consecutive full payments are made on any Unacceptable Modified Contract and such Unacceptable Modified Contract is not then in any respect delinquent, such Unacceptable Modified Contract shall at such time no longer be considered as an Unacceptable Modified Contract.  No contract which was at one time unacceptable shall thereafter be reclassified as acceptable more than twice during the term on such Contract.  Additionally, Colonial may change the monthly (or lesser payment period as applicable) due date by not more than 15 days with respect to a Contract to coincide with a Contract Debtor’s pay date and such adjustment to the Contract shall not by itself render the Contract as unacceptable.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of Parent to Parent.

Vehicle:  any new or used, two-axeled, automobile or light-duty truck, together with all accessions, parts and equipment sold or financed in connection therewith.

Vehicle Contract:  all Instruments, notes, documents, chattel paper, accounts, installment sale contracts and other payment obligations which arise from or relate to an installment sale of a Vehicle.

Vehicle Contract Compliance Requirements: as defined in Section 6.1(g).

1.2           Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Parent’s certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3           Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4           Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules means, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day in the Central time zone; or (g) discretion of Agent, Collateral Agent, Documentation Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person.  All calculations of value, fundings of Revolver Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Collateral Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Collateral Agent, Documentation Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.                                CREDIT FACILITIES

2.1           Colonial Revolver Commitment.

2.1.1           Colonial Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Colonial Revolver Commitment, on the terms set forth herein, to make Colonial Revolver Loans to Colonial from time to time through the Colonial Revolver Commitment Termination Date.  The Colonial Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Colonial Revolver Loan if the unpaid balance of Colonial Revolver Loans outstanding at such time (including the requested Colonial Revolver Loan) would exceed the Colonial Borrowing Base.

2.1.2           Colonial Revolver Notes.  The Colonial Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Colonial shall deliver a Colonial Revolver Note to such Lender.

2.1.3           Use of Proceeds.  The proceeds of Colonial Revolver Loans shall be used by Colonial solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Colonial Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Colonial.

2.1.4           Voluntary Reduction or Termination of Colonial Revolver Commitments.

(a)           The Colonial Revolver Commitments shall terminate on the Revolver Commitment Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 90 days prior written notice to Agent at any time, Colonial may, at its option, terminate the Colonial Revolver Commitments and the Colonial credit facility.  Any notice of termination given by Colonial shall be irrevocable.  On the termination date, Colonial shall make Full Payment of all Colonial Obligations.

(b)           Colonial may permanently reduce the Colonial Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 90 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof and in no event shall the Colonial Revolver Commitment of Bank of America be reduced to an amount less than $25,000,000 or the Colonial Revolver Commitment of Bank of Arkansas be reduced to an amount less than $15,000,000.

               2.1.5           Colonial Overadvances.  If the aggregate Colonial Revolver Loans exceed the Colonial Borrowing Base (“Colonial Overadvance”) at any time, the excess amount shall be payable immediately, but all such Colonial Revolver Loans shall nevertheless constitute Colonial Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Colonial Overadvance Loans and to forbear from requiring Colonial to cure a Colonial Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Colonial Overadvance does not continue for more than 30 consecutive days (and no Colonial Overadvance may exist for at least 5 consecutive days thereafter before further Colonial Overadvance Loans are required), and (ii) the Colonial Overadvance is not known by Agent to exceed $500,000; and (b) regardless of whether an Event of Default exists, if Agent discovers a Colonial Overadvance not previously known by it to exist, as long as from the date of such discovery the Colonial Overadvance (i) is not increased by more than $100,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Colonial Overadvance Loans be required that would cause the outstanding Colonial Revolver Loans and LC Obligations to exceed the aggregate Colonial Revolver Commitments.  Any funding of a Colonial Overadvance Loan or sufferance of a Colonial Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall Parent or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6           Colonial Protective Advances.  Collateral Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate Colonial Revolver Commitments, to make Base Rate Revolver Loans (“Colonial Protective Advances”) (a) up to an aggregate amount of $1,000,000 outstanding at any time, if Collateral Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Each Lender shall participate in each Colonial Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Collateral Agent’s authority to make further Colonial Protective Advances by written notice to Collateral Agent.  Absent such revocation, Collateral Agent’s determination that funding of a Colonial Protective Advance is appropriate shall be conclusive.

2.1.7           Increase in Colonial Revolver Commitments.  Colonial may request an increase in Colonial Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase shall be in a minimum amount of $5,000,000 and shall be offered on the same terms as existing Colonial Revolver Commitments, except for a closing fee specified by Agent and Lenders, (b) total increases shall not exceed $15,000,000 in the aggregate and no more than 3 increases shall be made, and (c) no reduction in Colonial Revolver Commitments pursuant to Section 2.1.4 shall have occurred prior to the requested increase.  Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Colonial Revolver Commitment.  Any Lender not responding within such period shall be deemed to have declined any increase.  If Lenders fail to commit to the full requested increase, Agent may select Eligible Assignees to issue additional Colonial Revolver Commitments and to become Lenders hereunder.  Agent may allocate, in its discretion, the increased Colonial Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Colonial Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Colonial, which date shall be within 45 days following Colonial’s increase request.  Agent, Colonial, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in Colonial Revolver Commitments.  Colonial shall prepay and Lenders shall fund Colonial Revolver Loans on the effective date of the increase as necessary to allocate Colonial Revolver Loans among Lenders in accordance with their adjusted shares of the Colonial Revolver Commitments.

2.2           ACM-TCM Revolver Commitment.

2.2.1           ACM-TCM Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its ACM-TCM Revolver Commitment, on the terms set forth herein, to make ACM-TCM Revolver Loans to ACM and TCM from time to time through the ACM-TCM Revolver Commitment Termination Date.  The ACM-TCM Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for an ACM-TCM Revolver Loan if the unpaid balance of ACM-TCM Revolver Loans outstanding at such time (including the requested ACM-TCM Revolver Loan) would exceed the ACM-TCM Borrowing Base.

2.2.2           ACM-TCM Revolver Notes.  The ACM-TCM Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, ACM and TCM shall deliver an ACM-TCM Revolver Note to such Lender.

2.2.3           Use of Proceeds.  The proceeds of ACM-TCM Revolver Loans shall be used by ACM and TCM solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay ACM-TCM Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of ACM and TCM.

2.2.4           Termination of ACM-TCM Revolver Commitments.

(a)           The ACM-TCM Revolver Commitments shall terminate on the earlier of the Revolver Commitment Termination Date or the date on which the Colonial Commitments are terminated, unless sooner terminated in accordance with this Agreement.  Upon at least 90 days prior written notice to Agent at any time, ACM and TCM may, at their option, terminate the ACM-TCM Revolver Commitments and the ACM-TCM credit facility.  Any notice of termination given by ACM or TCM shall be irrevocable.  On the termination date, ACM and TCM shall make Full Payment of all ACM-TCM Obligations.

(b)           Reserved.

2.2.5           ACM-TCM Overadvances.  If the aggregate ACM-TCM Revolver Loans exceed the ACM-TCM Borrowing Base (“ACM-TCM Overadvance”) at any time, the excess amount shall be payable immediately, but all such ACM-TCM Revolver Loans shall nevertheless constitute ACM-TCM Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for ACM-TCM Overadvance Loans and to forbear from requiring ACM or TCM to cure an ACM-TCM Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the ACM-TCM Overadvance does not continue for more than 30 consecutive days (and no ACM-TCM Overadvance may exist for at least 5 consecutive days thereafter before further ACM-TCM Overadvance Loans are required), and (ii) the ACM-TCM Overadvance is not known by Agent to exceed $500,000; and (b) regardless of whether an Event of Default exists, if Agent discovers a ACM-TCM Overadvance not previously known by it to exist, as long as from the date of such discovery the ACM-TCM Overadvance (i) is not increased by more than $100,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall ACM-TCM Overadvance Loans be required that would cause the outstanding ACM-TCM Revolver Loans to exceed the aggregate ACM-TCM Revolver Commitments.  Any funding of an ACM-TCM Overadvance Loan or sufferance of an ACM-TCM Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall Parent or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.2.6           ACM-TCM Protective Advances.  Collateral Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate ACM-TCM Revolver Commitments, to make Base Rate Revolver Loans (“ACM-TCM Protective Advances”) (a) up to an aggregate amount of $1,000,000 outstanding at any time, if Collateral Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Each Lender shall participate in each ACM-TCM Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Collateral Agent’s authority to make further ACM-TCM Protective Advances by written notice to Collateral Agent.  Absent such revocation, Collateral Agent’s determination that funding of an ACM-TCM Protective Advance is appropriate shall be conclusive.

2.2.7           [Reserved].

2.3           Colonial Letter of Credit Facility.

2.3.1           Issuance of Letters of Credit.  Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Colonial Revolver Termination Date (or until the Colonial Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Colonial acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least 3 Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender.  If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that any LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by Colonial only (i) to support obligations of Colonial incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Colonial assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Collateral Agent, Documentation Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery;

any breach of contract between a shipper or vendor and Colonial; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent, Collateral Agent, Documentation Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Colonial are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2           Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, Borrower shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Colonial.  The obligation of Colonial to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Colonial may have at any time against the beneficiary.  Whether or not Colonial submits a Notice of Borrowing, Colonial shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Colonial does not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3           Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Colonial Availability is less than zero, (c) after the Revolver Commitment Termination Date, or (d) within 20 Business Days prior to the Colonial Revolver Termination Date, then Colonial shall, at Issuing Bank’s or Collateral Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Colonial shall, on demand by Issuing Bank or Collateral Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender.  If Colonial fails to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Collateral Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4           Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Colonial.  On the effective date of such resignation, Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have the benefits of Sections 2.3, 12.6 and 14.2 with respect to any Letters of Credit issued or other actions taken while Issuing Bank.  Agent shall promptly appoint a replacement Issuing Bank and, as long as no Default or Event of Default exists, such replacement shall be reasonably acceptable to Colonial.

SECTION 3.                                INTEREST, FEES AND CHARGES

3.1           Interest.

3.1.1           Rates and Payment of Interest.

(a)           The Obligations shall bear interest (i) if a Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by Borrower.  If a Revolver Loan is repaid on the same day made, one day’s interest shall accrue.

(b)           During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)           Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Revolver Loans being prepaid; and (iii) on the Revolver Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2           Application of LIBOR to Outstanding Revolver Loans.

(a)           Each Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Revolver Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a LIBOR Loan.

(b)           Whenever any Borrower desires to convert or continue Revolver Loans as LIBOR Loans, such Borrower shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least 3 Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, such Borrower shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolver Loans into Base Rate Revolver Loans.

3.1.3           Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Colonial, ACM, or TCM, as applicable, shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60 or 90 days; provided, however, that:

(a)           the Interest Period shall commence on the date the Revolver Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)           no Interest Period shall extend beyond the Colonial Revolver Termination Date or ACM-TCM Revolver Termination Date, as applicable.

3.1.4           Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Revolver Loans may be converted into or continued as LIBOR Loans.

3.2           Fees.

3.2.1           LC Facility Fees.  Colonial shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.2           Agent Fees.  In consideration of Agent’s and Collateral Agent’s service as Agent and Collateral Agent, respectively, hereunder, Borrowers shall pay to Agent and Collateral Agent, the fees described in the Fee Letter.

3.3           Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrowers by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4           Reimbursement Obligations.  Borrowers shall reimburse Agent and Collateral Agent, as applicable, for all Extraordinary Expenses.  Borrowers shall also reimburse Agent and Collateral Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Collateral Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Collateral Agent’s personnel or a third party.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5           Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Colonial Base Rate Revolver Loans or ACM-TCM Base Rate Revolver Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Colonial, ACM and/or TCM, as applicable, shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Colonial Base Rate Revolver Loans or ACM-TCM Base Rate Revolver Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Colonial, ACM, and/or TCM, as applicable, shall also pay accrued interest on the amount so prepaid or converted.

3.6           Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Revolver Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Revolver Loan, then Agent will promptly so notify Colonial, ACM, or TCM, as applicable, and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Colonial Base Rate Revolver Loan or ACM-TCM Base Rate Revolver Loan, as applicable.

3.7           Increased Costs; Capital Adequacy.

3.7.1           Change in Law.  If any Change in Law shall:

(a)           impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)           subject any Lender or Issuing Bank to any Tax with respect to any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)           impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Revolver Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2           Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements (unrelated to the financial condition of such Lender or Issuing Bank) has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Colonial, ACM, or TCM, as applicable, will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3           Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Colonial, ACM, or TCM, as applicable, shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than 9 months prior to the date that the Lender or Issuing Bank notifies Colonial, ACM, or TCM, as applicable, of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 9-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8           Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if any Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it.  Such Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9           Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) any Borrower fails to repay a LIBOR Loan when required hereunder, then such Borrower shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10           Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Colonial, ACM, and/or TCM, as applicable.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable

Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.                                LOAN ADMINISTRATION

4.1           Manner of Borrowing and Funding Revolver Loans.

4.1.1           Notice of Borrowing.

(a)           Whenever a Borrower desires funding of a Borrowing of Revolver Loans, then such Borrower shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Revolver Loans, and (ii) at least 3 Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Revolver Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)           Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of the Borrower maintained with Agent or any of its Affiliates.

(c)           If any Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2           Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Revolver Loans or by 3:00 p.m. at least 2 Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by the Borrower.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to such Borrower.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then the applicable Borrower agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3           Swingline Loans; Settlement.

(a)           Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $5,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of the applicable Borrower to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Parent or by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur on the Wednesday of each week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by the applicable Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4           Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of such Borrower based on telephonic or e-mailed instructions.  Such Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2           Defaulting Lender.  Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to the applicable Borrower in accordance with this Agreement.  The failure of any Lender to fund a Revolver Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Parent or by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3           Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $500,000 in excess thereof.  No more than 10 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.  Upon determining LIBOR for any Interest Period requested by any Borrower, Agent shall promptly notify such Borrower thereof by telephone or electronically and, if requested by such Borrower, shall confirm any telephonic notice in writing.

4.4           [RESERVED.]

4.5           [RESERVED.]

4.6           Effect of Termination.  On the effective date of any termination of the Revolver Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of any Borrower contained in the Loan Documents shall survive any termination, and Collateral Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Collateral Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent or Collateral may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent and Collateral Agent receive (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent, Collateral Agent and Lenders from any such damages; or (b) such Cash Collateral as Collateral Agent, in its discretion, deems necessary to protect against any such damages.  Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.                                PAYMENTS

5.1           General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Revolver Loans shall be applied first to Base Rate Revolver Loans and then to LIBOR Loans.

5.2           Repayment of Revolver Loans.  Colonial Revolver Loans shall be due and payable in full on the Colonial Revolver Termination Date, unless payment is sooner required hereunder.  ACM-TCM Revolver Loans shall be due and payable in full on the ACM-TCM Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Contracts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Contracts or Inventory, or (b) the reduction in the Colonial Borrowing Base or ACM-TCM Borrowing Base, as applicable, upon giving effect to such disposition, shall be applied to the Colonial Revolver Loans or ACM-TCM Revolver Loans, as applicable in accordance with Sections 5.6 and 5.7.  Notwithstanding anything herein to the contrary, (x) if a Colonial Overadvance exists, Colonial shall immediately repay the outstanding Colonial Revolver Loans in an amount sufficient to reduce the principal balance of Colonial Revolver Loans to the Colonial Borrowing Base and (y) if an ACM-TCM Overadvance exists, ACM and TCM shall immediately repay the outstanding ACM-TCM Revolver Loans in an amount sufficient to reduce the principal balance of ACM-TCM Revolver Loans to the ACM-TCM Borrowing Base.

5.3           [RESERVED.]

5.4           Payment of Other Obligations.  Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5           Marshaling; Payments Set Aside.  None of Agent, Collateral Agent, Documentation Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of any Borrower is made to Agent, Collateral Agent, Documentation Agent, Issuing Bank or any Lender, or Agent, Collateral Agent, Documentation Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Collateral Agent, Documentation Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6           Post-Default Allocation of Payments.

5.6.1           Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           FIRST, to all costs and expenses, including Extraordinary Expenses, owing to Agent, Collateral Agent and Documentation Agent;

(b)           SECOND, to all amounts owing to Agent on Swingline Loans;

(c)           THIRD, to all amounts owing to Issuing Bank on LC Obligations;

(d)           FOURTH, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e)           FIFTH, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f)           SIXTH, to Cash Collateralization of LC Obligations;

(g)           SEVENTH, to Revolver Loans and Noticed Hedges, including Cash Collateralization of outstanding Noticed Hedges; and

(h)           LAST, to all other Obligations.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any

Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent and Collateral Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent and Collateral Agent for determining the amount due.  Neither Agent nor Collateral Agent shall have any obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within 5 days following request by Agent or Collateral Agent, Agent and Collateral Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent, Collateral Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by Parent or any Borrower.

5.6.2           Erroneous Application.  Neither Agent nor Collateral Agent shall be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7           Application of Payments.

5.7.1           During a Trigger Period, the ledger balance in the main Colonial Dominion Account as of the end of a Business Day shall be applied to the Colonial Obligations at the beginning of the next Business Day.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Colonial and shall be made available to Colonial as long as no Default or Event of Default exists.  Colonial irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent and Collateral Agent shall have the continuing, exclusive right to apply and reapply same against the Colonial Obligations, in such manner as Agent and Collateral Agent deem advisable.

5.7.2           During a Trigger Period, the ledger balance in the main ACM-TCM Dominion Account as of the end of a Business Day shall be applied to the ACM-TCM Obligations at the beginning of the next Business Day.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of ACM or TCM and shall be made available to ACM or TCM as long as no Default or Event of Default exists.  Each of ACM and TCM irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent and Collateral Agent shall have the continuing, exclusive right to apply and reapply same against the Colonial Obligations, in such manner as Agent and Collateral Agent deem advisable.

5.8           Loan Account; Account Stated.

5.8.1           Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Colonial Loan Account” and “ACM-TCM Loan Account”, collectively the “Loan Accounts”) evidencing the Debt of each Borrower resulting from each Revolver Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Accounts, or any error in doing so, shall not limit or otherwise affect the obligation of any Borrower to pay any amount owing hereunder.

5.8.2           Entries Binding.  Entries made in the Loan Accounts shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Accounts is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9           Taxes.

5.9.1           Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor, Agent, Collateral Agent or Documentation Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent, Collateral Agent or Documentation Agent, as applicable, shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by applicable Borrower shall be increased so that Agent, Collateral Agent, Documentation Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2           Payment.  Each Borrower shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Collateral Agent, Documentation Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor, Agent, Collateral Agent, or Documentation Agent, or paid by Agent, Collateral Agent, Documentation Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10.  A certificate as to the amount of any such payment or liability delivered to such Borrower by Agent, Collateral Agent, Documentation Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, such Borrower shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.10           Lender Tax Information.

5.10.1           Status of Lenders.  Each Lender shall deliver documentation and information to Agent and applicable Borrower, at the times and in form required by Applicable Law or reasonably requested by Agent or such Borrower, sufficient to permit Agent or such Borrower to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2           Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and such Borrower IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or such Borrower to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and such Borrower, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or applicable Borrower, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3           Lender Obligations.  Each Lender and Issuing Bank shall promptly notify applicable Borrower and Agent of any change in circumstances that would change any claimed Tax exemption or reduction.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) such Borrower, Collateral Agent, Documentation Agent and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower, Collateral Agent, Documentation Agent or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to Collateral Agent, Documentation Agent, such Lender or Issuing Bank under any Loan Document.

5.11           Nature and Extent of Each Borrower’s Liability.

5.11.1           Joint and Several Liability for ACM and TCM.  Each of ACM and TCM agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent, Collateral Agent and Lenders the prompt payment and performance of, all ACM-TCM Obligations.  Each of ACM and TCM agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the ACM-TCM Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any ACM-TCM Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent, Collateral Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the ACM-TCM Obligations or any action, or the absence of any action, by Agent, Collateral Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent, Collateral Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent, Collateral Agent or any Lender against any Obligor for the repayment of any ACM-TCM Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all ACM-TCM Obligations.

5.11.2           Waivers.

(a)           Each of ACM and TCM expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent, Collateral Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each of ACM and TCM waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each of ACM and TCM, Agent, Collateral Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent, Collateral Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each of ACM and TCM acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)           Agent, Collateral Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent, Collateral Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each of ACM and TCM consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent, Collateral Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each of ACM and TCM waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent or Collateral Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent or Collateral Agent, as applicable, but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent, Collateral Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent, Collateral Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3           Extent of Liability; Contribution.

(a)           Notwithstanding anything herein to the contrary, each of ACM and TCM’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)           If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

                (c)           Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Agent, Collateral Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4           Joint Enterprise.  Each of ACM and TCM has requested that Agent, Collateral Agent and Lenders make ACM-TCM Revolver Commitments available to ACM and TCM on a combined basis, in order to finance ACM’s and TCM’s business most efficiently and economically.  ACM’s and TCM’s business is a mutual and collective enterprise, and the successful operation of each such Borrower is dependent upon the successful performance of the integrated group.  ACM and TCM believe that consolidation of their credit facility will enhance the borrowing power of each such Borrower and ease administration of the facility, all to their mutual advantage.  ACM and TCM acknowledge that Agent’s, Collateral Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to ACM and TCM  and at ACM’s and TCM’s request.

5.11.5           Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.11.6           Cross-Guaranties.  Each of Colonial, on one hand, and ACM and TCM, on the other hand, agrees it shall execute and provide to Agent a Guaranty whereby such Borrower(s) guarantee all Obligations of the other Borrower(s) and all agreements of the other Borrower(s) under the Loan Documents.

SECTION 6.                                CONDITIONS PRECEDENT/POST CLOSING CONDITIONS

6.1           Conditions Precedent to Initial Revolver Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)           Colonial Revolver Notes and ACM-TCM Revolver Notes, as applicable, shall have been executed by applicable Borrowers and delivered to each Lender that requests issuance of a Revolver Note.  Except as set forth in Section 6.3, each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)           Collateral Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Collateral Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

            (c)           Collateral Agent and Agent shall have received duly executed agreements establishing each Colonial Dominion Account, ACM-TCM Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Collateral Agent and Agent.

(d)           Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Revolver Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of

Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)           Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)           Agent shall have received a written opinion of the Parent’s General Counsel, as well as any local counsel to Borrowers, in form and substance satisfactory to Agent with respect to the Loan Documents and the Obligors.

(g)           Agent shall have received a written opinion of Hudson Cook, LLP in form and substance satisfactory to Agent and Collateral Agent, with respect to Borrowers’ form Vehicle Contract’s compliance with all Applicable Laws, rules and regulations established from time to time by any local, state or federal agency (“Vehicle Contract Compliance Requirements”);

(h)           Agent shall have received a written opinion of Parent’s General Counsel in form and substance satisfactory to Agent and Collateral Agent, with respect to Borrowers’ Vehicle Contracts existing as of the Closing Date being materially in compliance with Vehicle Contract Compliance Requirements;

(i)           Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(j)           Collateral Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, all in compliance with the Loan Documents.

(k)           Lenders shall have completed their business, financial and legal due diligence of Obligors, with results satisfactory to Lenders.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since July 31, 2010.

(l)           Borrowers shall have paid all fees and expenses to be paid to Collateral Agent, Agent, Documentation Agent and Lenders on the Closing Date.

                (m)           Agent shall have received a Lien Waiver with respect to Parent’s offices located at 802 S.E. Plaza Avenue, Bentonville, Arkansas 72712.

(n)           Collateral Agent shall have received a Colonial Borrowing Base Certificate and ACM-TCM Borrowing Base Certificate, each prepared as of September 30, 2010.  Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit, and the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, the sum of the ACM-TCM Availability and Colonial Availability shall be at least $30,000,000.

6.2           Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Revolver Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)           No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)           The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)           All conditions precedent in any other Loan Document shall be satisfied;

(d)           No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e)           With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by a Borrower for funding of a Revolver Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent and Collateral Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

6.3           Post Closing Date Conditions.  Borrowers shall satisfy each of the following conditions within the prescribed time period:

6.3.1           Within 15 days after the Closing Date, each Borrower shall deliver to Collateral Agent a Deposit Account Control Agreement with respect to each Deposit Account of such Borrower maintained by a Lender.

6.3.2           Within 10 days after the Closing Date, Borrowers shall deliver to Collateral Agent a Lien Waiver with respect to the offices located at 802 S.E. Plaza Ave., Bentonville, Arkansas.

6.3.3           Within 10 days after the Closing Date, Borrowers shall cause the termination of the UCC-1 financing statement filed by Dealers Auto Auction of Dallas with the Texas Secretary of State bearing Filing Number 06-0011169276; provided, that failure to cause such termination will not result in an Event of Default but will result in the establishment of either a Colonial Availability Reserve or ACM-TCM Availability Reserve by Collateral Agent in the amount of $125,000.

SECTION 7.                                COLLATERAL

7.1           Grants of Security Interests.

7.1.1           Colonial Grant of Security Interest.  To secure the prompt payment and performance of all Colonial Obligations, Colonial hereby grants to Collateral Agent, for the benefit of

Secured Parties, a continuing security interest in and Lien upon all Property of Colonial, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)           all Accounts;

(b)           all Chattel Paper, including electronic chattel paper;

(c)           all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)           all Contracts;

(e)           all Deposit Accounts;

(f)           all Documents;

(g)           all General Intangibles, including Intellectual Property;

(h)           all Goods, including Inventory (including Vehicles), Equipment and fixtures;

(i)           all Instruments;

(j)           all Investment Property;

(k)           all Letter-of-Credit Rights;

(l)           all Supporting Obligations;

(m)           all monies, whether or not in the possession or under the control of Agent, Collateral Agent, Documentation Agent, a Lender, or a bailee or Affiliate of Agent, Collateral Agent, Documentation Agent, or a Lender, including any Cash Collateral;

(n)           all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.1.2           ACM and TCM Grant of Security Interests.  To secure the prompt payment and performance of all ACM-TCM Obligations, each of ACM and TCM hereby grants to Collateral Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of ACM and TCM, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)           all Accounts;

                (b)           all Chattel Paper, including electronic chattel paper;

(c)           all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)           all Contracts;

(e)           all Deposit Accounts;

(f)           all Documents;

(g)           all General Intangibles, including Intellectual Property;

(h)           all Goods, including Inventory, Equipment and fixtures;

(i)           all Instruments;

(j)           all Investment Property;

(k)           all Letter-of-Credit Rights;

(l)           all Supporting Obligations;

(m)           all monies, whether or not in the possession or under the control of Agent, Collateral Agent, Documentation Agent, a Lender, or a bailee or Affiliate of Agent, Collateral Agent, Documentation Agent, or a Lender, including any Cash Collateral;

(n)           all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2           Lien on Deposit Accounts; Cash Collateral.

7.2.1           Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Collateral Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower hereby authorizes and directs each bank or other depository to deliver to Collateral Agent, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Collateral Agent to make such request.

7.2.2           Cash Collateral.  Any Cash Collateral may be invested, at Collateral Agent’s discretion, in Cash Equivalents, but Collateral Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Collateral Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Collateral Agent may direct Agent to apply Cash Collateral to the payment of any Obligations, in such order as Collateral Agent and Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Collateral Agent.  No Borrower nor any other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3           [RESERVED.]

7.4           Other Collateral.

7.4.1           Commercial Tort Claims.  Borrowers shall promptly notify Collateral Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Collateral Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Collateral Agent (for the benefit of Secured Parties).

7.4.2           Certain After-Acquired Collateral.  Borrowers shall promptly notify Collateral Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Collateral Agent’s request, shall promptly take such actions as Collateral Agent deems appropriate to effect Collateral Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Collateral Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Collateral Agent.

7.5           No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Collateral Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6           Further Assurances.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Collateral Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Collateral Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Collateral Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7           Contract Legend/Copies.

7.7.1           Contract Legend.  Except with respect to Collateral delivered to Lender, Borrowers shall immediately following the execution or receipt of a Contract, stamp on the Contract the following words:  “This document is subject to a first lien security interest in favor of Bank of America, N.A., as Collateral Agent, and may not be further assigned”; provided, that with respect to Contracts in effect on the Closing Date, all such Contracts shall be similarly stamped within 45 days after the Closing Date.

7.7.2           Contract Copies. With respect to Contracts originated after the Closing Date, within 60 days after the Closing Date ACM and TCM shall provide paper or electronic copies of all such Contracts assigned to Colonial pursuant to the Intercompany Assignment Agreement contemporaneous with the consummation of each assignment thereunder, which Colonial shall maintain in its office located at 802 S.E. Plaza Avenue, Bentonville, Arkansas 72712.  With respect to all Contracts assigned to Colonial pursuant to the Intercompany Assignment Agreement, ACM and TCM shall provide paper or electronic copies thereof to Colonial within 120 days after the Closing Date which Colonial shall maintain in its offices set forth above.

SECTION 8.                                COLLATERAL ADMINISTRATION

8.1           Collateral Reporting.  By the 15th day of each month, Colonial shall deliver to Collateral Agent (and Collateral Agent shall promptly deliver same to Lenders) (a) a Colonial Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Collateral Agent may request, calculating the Colonial Contracts Formula Amount arising from Colonial Net Eligible Contract Payments, and including such other information as Collateral Agent may require; (b) an aging of Colonial’s Contracts, including a listing of each Vehicle Contract under which any payment is 29 or more days past due, as determined on a contractual basis and aged in increments of 7 days or less, together with a reconciliation to the previous month’s aging and to Colonial’s general ledger, (c) a calculation of the Past Due Percent, Repossession Percent, Annualized Colonial Net Charge-Off Percent and Colonial Contracts Advance Rate Adjustment Percent; (d) cash collection journals; (e) bankruptcy and repossession journal; (f)  reports identifying Vehicle Contracts that (i) are subject to an Insolvency Proceeding, (ii) are Unacceptable Modified Contracts, (iii) are due from an Affiliate, (iv) have original terms of more than 36 months, (v) were originated in the prior month, and (vi) percentage of Vehicle Contracts that are secured by Vehicles that were subject to a prior repossession; (g)  a listing of Contract Debtors and their respective loan numbers, (h) such other reports as to the Collateral of Borrowers as Collateral Agent shall reasonably request from time to time; and (i) a certificate of an officer of Colonial certifying as to the accuracy and completeness of the foregoing. If any of Colonial’s records or reports of the Collateral are prepared by an accounting service or other agent, Colonial hereby authorizes such service or agent to deliver such records, reports, and related documents to Collateral Agent.  All calculations of Colonial Availability in any Colonial Borrowing Base Certificate shall originally be made by Colonial and certified by a Senior Officer, provided that Collateral Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in a Colonial Dominion Account or ACM-TCM Dominion Account or otherwise; (b) to adjust advance rates to reflect changes factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Colonial Availability Reserve.

By the 15th day of each month, ACM and TCM shall deliver to Collateral Agent (and Collateral Agent shall promptly deliver same to Lenders) (a) an ACM-TCM Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Collateral Agent may request, calculating the ACM-TCM Inventory Formula Amount, and including such other information as Collateral Agent may require; (b) lot status report; (c) cash collection journals; (d) Inventory report breaking down the aggregate Inventory at Vehicle lots purchased through a third party (i.e. auction or wholesale) valued at actual cash value (or purchase price) and the repossessed Vehicles from Repossessed Contracts valued at the wholesale fair market value thereof; (e) a monthly report providing a calculation comparing the actual cash proceeds of repossessed vehicles sold at auction compared to the vehicle’s fair market value that Borrowers acquired the repossessed vehicles for from Colonial at the time of repossession, and (e) such other reports as to the Collateral of ACM and TCM as Collateral Agent shall reasonably request from time to time; and (f) a certificate of an officer of ACM and TCM certifying as to the accuracy and completeness of the foregoing. If any of ACM or TCM’s records or reports of the Collateral are prepared by an accounting service or other agent, each of ACM and TCM hereby authorizes such service or agent to deliver such records, reports, and related documents to Collateral Agent.  All calculations of ACM-TCM Availability in any ACM-TCM Borrowing Base Certificate shall originally be made by ACM and TCM and certified by a Senior Officer of both ACM and TCM, provided that Collateral Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in a Colonial Dominion Account or ACM-TCM Dominion Account or otherwise; (b) to adjust advance rates to reflect changes factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the ACM-TCM Availability Reserve.

8.2           Administration of Contracts.

8.2.1           Contracts.

(a)           Colonial shall not grant any discount, credit or allowance to any such Contract Debtor without Collateral Agent’s prior written consent, except for discounts, credits and allowances made or given in the Ordinary Course of Business, and settlements of delinquent Contracts which settlements are made in the Ordinary Course of Business.

(b)           Colonial shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Contract without Collateral Agent’s prior written consent in each instance.  If Collateral Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Contract and not payment thereof and Borrower will promptly deliver such instrument to Collateral Agent, endorsed by Colonial to the Collateral Agent in a manner satisfactory in form and substance to Collateral Agent.  Regardless of the form of presentment, demand, notice of protest with respect thereto, the Contract Debtor shall remain liable thereon until such Instrument is paid in full.

(c)           Collateral Agent may rely, in determining which Contracts are Eligible Vehicle Contracts, on all statements and representations made by Colonial with respect thereto.

8.2.2           Taxes.  If a Contract of Colonial includes a charge for any Taxes, Agent and Collateral Agent are authorized, in their discretion, to pay the amount thereof to the proper taxing authority for the account of Colonial and to charge Colonial therefor; provided, however, that neither Agent nor Collateral Agent shall be liable for any Taxes that may be due from Colonial or with respect to any Collateral.

8.2.3           Contract Verification.  Whether or not a Default or Event of Default exists, Collateral Agent shall have the right at any time, in the name of Collateral Agent, any designee of Collateral Agent or Colonial, to verify the validity, amount or any other matter relating to any Contracts of Colonial by mail, telephone or otherwise.  Colonial shall cooperate fully with Collateral Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4           Maintenance of Dominion Account.  Each Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent and Collateral Agent.  Each Borrower shall obtain an agreement (in form and substance satisfactory to Collateral Agent and Agent) from each lockbox servicer and Dominion Account bank, establishing Collateral Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Agent or Collateral Agent, Collateral Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Agent or Collateral Agent.  Neither Agent nor Collateral Agent assumes any responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5           Proceeds of Collateral.  The applicable Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Contracts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Collateral Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3           Administration of Inventory.

8.3.1           Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Collateral Agent inventory and reconciliation reports in form satisfactory to Collateral Agent, on such periodic basis as Agent or Collateral Agent may request.  Each Borrower shall conduct a physical inventory at least once per calendar month (and on a more frequent basis if requested by Collateral Agent or Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Collateral Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Collateral Agent or Agent may request.  Collateral Agent and Agent may participate in and observe each physical count.

8.3.2           Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person other than in the Ordinary Course of Business.

8.3.3           Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval.  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory; provided, that Borrower may accept a return of Inventory or un-wind a sale of Inventory in the Ordinary Course of Business.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4           Administration of Equipment.

8.4.1           Records and Schedules of Equipment.  Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent and Collateral Agent, on such periodic basis as Agent or Collateral Agent may request, a current schedule thereof, in form satisfactory to Agent and Collateral Agent.  Promptly upon request, Borrowers shall deliver to Collateral Agent evidence of their ownership or interests in any Equipment.

8.4.2           Dispositions of Equipment.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent and Collateral Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3           Condition of Equipment.  The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  Borrowers shall not permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5           Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts maintained by each Borrower, including all Dominion Accounts.  Except as set forth in Section 6.3, each Borrower shall take all actions necessary to establish within 90 days after the Closing Date Collateral Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $2,500 at any time).  Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Collateral Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Collateral Agent of any opening or closing of a Deposit Account and, with the consent of Collateral Agent, will amend Schedule 8.5 to reflect same.

8.6           General Provisions.

8.6.1           Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Collateral Agent.

8.6.2           Insurance of Collateral; Condemnation Proceeds.

(a)           Each Borrower shall maintain general liability insurance and may maintain insurance respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, which in each case, shall be in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A-VII, unless otherwise approved by Collateral Agent) acceptable to Collateral Agent.  All proceeds under each policy shall be payable to Collateral Agent.  From time to time upon request, each Borrower shall deliver to Collateral Agent the originals or certified copies of its insurance policies.  Unless Collateral Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Collateral Agent as loss payee; (ii) requiring 30 days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Collateral Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Collateral Agent may, at its option, but shall not be required to, procure the insurance and charge such Borrower therefor.  Each Borrower agrees to deliver to Collateral Agent, promptly as rendered, copies of all reports made to insurance companies with respect to individual claims exceeding $50,000.  While no Event of Default exists, each Borrower may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Collateral Agent.  If an Event of Default exists, only Collateral Agent shall be authorized to settle, adjust and compromise such claims.

(b)           Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Collateral Agent.  Any such proceeds or awards that relate to Collateral shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.

(c)           If requested by Borrowers in writing within 15 days after Collateral Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, the applicable Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Collateral Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Collateral Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) such Borrower complies with disbursement procedures for such repair or replacement as Collateral Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards does not exceed $1,000,000 per Fiscal Year.

8.6.3           Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the applicable Borrower.  Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4           Defense of Title to Collateral.  Each Borrower shall at all times defend its title to Collateral and Collateral Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7           Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Collateral Agent, or Collateral Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)           Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Collateral Agent’s possession or control; and

(b)           During an Event of Default, (i) notify any Contract Debtors of the assignment of their Contracts, demand and enforce payment of Contracts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Contracts; (ii) settle, adjust, modify, compromise, discharge or release any Contract or other Collateral, or any legal proceedings brought to collect Contract or Collateral; (iii) sell or assign any Contract and other Collateral upon such terms, for such amounts and at such times as Collateral Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Contract Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Collateral Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Contract, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Contract and notices to Contract Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Collateral Agent deems appropriate to fulfill a Borrower’s obligations under the Loan Documents.

SECTION 9.                                REPRESENTATIONS AND WARRANTIES

9.1           General Representations and Warranties.  To induce Agent, Collateral Agent, Documentation Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Borrower represents and warrants that:

           9.1.1           Organization and Qualification.  Parent and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Parent and its Subsidiaries are duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2           Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3           Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4           Capital Structure.  Schedule 9.1.4 shows, for each of Parent and its Subsidiaries, its name and its jurisdiction of organization, and all agreements binding on the Equity Interest holders of the Obligors with respect to their Equity Interests.  Except as disclosed on Schedule 9.1.4, in the 5 years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Parent has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or other Subsidiaries of Parent.

9.1.5           Title to Properties; Priority of Liens.  Each of Parent and its Subsidiaries have good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each of Parent and its Subsidiaries have paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Collateral Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Collateral Agent’s Liens.

9.1.6           Contracts.  Collateral Agent may rely, in determining which Contracts are Eligible Vehicle Contracts, on all statements and representations made by Borrowers with respect thereto.  Each Borrower warrants, with respect to the Contracts, that:  (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms; (ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to Collateral Agent, without any offset, deduction, defense (including the defense of usury), or counterclaim; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor; (iv) each Contract correctly sets forth the terms thereof, including the interest rate applicable thereto and correctly describes the collateral for such Contract; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of such Borrower, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) each Contract complies with all Applicable Law, including all interest rate and disclosure requirements and all Vehicle Contract Compliance Requirements; (viii) Borrowers have not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts; and (ix) Borrowers have paid to the applicable Dealer, the purchase price for each Contract purchased from a Dealer, and except as set forth in the Servicing Agreement, the Dealer has no interest in any Contract purchased by a Borrower.

9.1.7           Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since April 30, 2010 there has been no change in the condition, financial or otherwise, of Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Parent and its Subsidiaries are Solvent.

9.1.8           Surety Obligations.  Neither Parent nor any of its Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9           Taxes.  Parent and its Subsidiaries have filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of Parent and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.  Notwithstanding the foregoing, Agent acknowledges that as of the Closing Date, Borrowers are being audited by the Internal Revenue Service, and in connection therewith, each Borrower represents to Agent and the Lenders that to the best of its knowledge, the Internal Revenue Service has neither contested nor led any Borrower to believe it will contest any of the amounts on each Borrower’s tax returns for the periods being audited that are financially material to each Borrower and such audit will not result in any material liability to such Borrower.

9.1.10           Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11           Intellectual Property.  Parent and its Subsidiaries own or have the lawful right to use all Intellectual Property necessary for the conduct of their business, without conflict with any rights of others.  There is no pending or, to Parent’s knowledge, threatened Intellectual Property Claim with respect to Parent, any of Subsidiaries or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11, neither Parent nor any of its Subsidiaries pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries are shown on Schedule 9.1.11.

9.1.12           Governmental Approvals.  Parent and its Subsidiaries have, are in compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct their business and to own, lease and operate its Properties.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Parent and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

               9.1.13           Compliance with Laws.  Parent and its Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

There have been no citations, notices or orders of material noncompliance issued to Parent or any of its Subsidiaries under any Applicable Law.  To the best of Colonial’s, ACM’s or TCM’s knowledge, no Inventory has been produced in violation of the FLSA.

9.1.14           Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, neither Parent’s nor any of its Subsidiaries’ past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  Neither Parent nor any of its Subsidiaries has received any Environmental Notice.  Neither Parent nor any of its Subsidiaries have any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15           Burdensome Contracts.  Neither Parent nor any of its Subsidiaries are a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  Neither Parent nor any of its Subsidiaries are party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16           Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to Parent’s knowledge, threatened against Parent or any of its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to Parent or any of its Subsidiaries.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  Neither Parent nor any of its Subsidiaries are in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17           No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  Neither Parent nor any of its Subsidiaries are in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than Parent or its Subsidiaries) could terminate a Material Contract prior to its scheduled termination date.

9.1.18           ERISA.  Except as disclosed on Schedule 9.1.18:

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

9.1.19           Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between Parent or any of its Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Parent or its Subsidiaries.  There exists no condition or circumstance that could reasonably be expected to impair the ability of Parent or any of its Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20           Labor Relations.  Except as described on Schedule 9.1.20, neither Parent nor any of its Subsidiaries are party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of Parent’s or any of its Subsidiaries’ employees, or, to Parent’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21           Payable Practices.  Neither Parent nor any of its Subsidiaries has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22           Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23           Margin Stock.  Neither Parent nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Revolver Loan proceeds or Letters of Credit will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24           Disregarded Subsidiaries. The Disregarded Subsidiaries (excluding Colonial Underwriting) have no material assets and conduct no material business, other than Crown, which owns an airplane as its sole material asset.  Other than the Permitted Airplane Financing, the Disregarded Subsidiaries have incurred no Debt and have not created or suffered to exist any Liens on any of their Properties.

9.2           Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent, Collateral Agent or Documentation Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.                                COVENANTS AND CONTINUING AGREEMENTS

10.1           Affirmative Covenants.  As long as any Revolver Commitments or Obligations are outstanding, Parent shall, and shall cause each of its Subsidiaries to:

10.1.1           Inspections; Appraisals.

(a)           Permit Collateral Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of Parent or any of its Subsidiaries, inspect, audit and make extracts from Parent’s or its Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Parent’s or any of its Subsidiaries’ business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent, Collateral Agent, Documentation Agent nor any Lender shall have any duty to Parent or any of its Subsidiaries to make any inspection, nor to share any results of any inspection, appraisal or report with Parent or any of its Subsidiaries.  Parent and Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent, Collateral Agent, Documentation Agent and Lenders for their purposes, and neither Parent nor any of its Subsidiaries shall be entitled to rely upon them.

(b)           Reimburse Collateral Agent for all charges, costs and expenses of Collateral Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters as Collateral Agent deems appropriate so long as all such charges, costs and expenses do not exceed $50,000 per calendar year; provided, however, that if an examination is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Borrowers specifically agree to pay Collateral Agent’s then standard charges for each day that an employee of Collateral Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Collateral Agent’s internal appraisal group.  This Section shall not be construed to limit Collateral Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2           Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)           as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Parent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)           as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Parent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year end adjustments and the absence of footnotes;

              (c)           as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Parent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year end adjustments and the absence of footnotes;

(d)           concurrently with delivery of financial statements under clauses (a), (b), and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Parent;

(e)           concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Parent by their accountants in connection with such financial statements;

(f)           not later than 30 days prior to the end of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow, Colonial Availability and ACM-TCM Availability for the next Fiscal Year, month by month;

(g)           at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h)           promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent to the public concerning material changes to or developments in the business of Parent and its Subsidiaries;

(i)           promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan;

(j)           such other reports and information (financial or otherwise) as Agent or Collateral Agent may request from time to time in connection with any Collateral or Parent’s, any of its Subsidiaries’ or other Obligor’s financial condition or business; and

(k)           on each anniversary date hereof or on such other date as reasonably required by Collateral Agent, from time to time, a written certification to Collateral Agent and the Lenders that the form of the Vehicle Contracts comply with the Vehicle Contract Compliance Requirements, which certification shall be in form and content satisfactory to Collateral Agent.

10.1.3           Notices.  Notify Agent and Lenders in writing, promptly after Parent’s or any Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material

Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Parent’s independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4           Landlord and Storage Agreements.  Upon request, provide Collateral Agent with copies of all existing agreements, and promptly after execution thereof provide Collateral Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5           Compliance with Laws.  Comply with all Applicable Laws, including Vehicle Contract Compliance Requirements, ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Parent or any of its Subsidiaries, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6           Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7           Insurance.  All insurance required hereunder shall be maintained with insurers (with a Best Rating of at least A7, unless otherwise approved by Collateral Agent) satisfactory to Collateral Agent, with respect to the Properties and business of Parent and its Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8           Licenses.  Keep each License affecting any Collateral (including the distribution or disposition of Inventory) or any other material Property of Parent and its Subsidiaries in full force and effect; promptly notify Collateral Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Collateral Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9           Future Subsidiaries.  Promptly notify Agent and Collateral Agent upon any Person becoming a Subsidiary of Parent and cause it to guaranty the Obligations in a manner satisfactory to Agent and Collateral Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent and Collateral Agent shall require to evidence and perfect a Lien in favor of Collateral Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent and Collateral Agent, as it shall deem appropriate.

10.1.10                      Books and Records.

(a)           Maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Collateral Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Contracts; and (b) all other dealings affecting the Collateral.  By means of appropriate entries, reflect in its books and records, and in all financial statements, proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP.

(b)           Maintain a system, satisfactory to Collateral Agent, for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral, and maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

10.1.11                      Protection of Collateral.  Pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

10.1.12                      Servicing of Contracts.  Collect all payments and other proceeds of the Contracts and other Collateral and deposit the proceeds into a Dominion Account and perform customary insurance follow-up with respect to each policy of insurance covering the Property which is the subject of the Contracts.

10.1.13                      Loss Reserves.  Maintain loss reserves (“Minimum Loss Reserve”) at all times during the term of the Agreement and calculated as of the last day of each month, in an amount not less than an amount which is in accordance with GAAP and pursuant to the recommendations of the independent certified public accounting firm preparing the financial statements required to be delivered to Agent under this Agreement.

10.1.14                      Charge-Off Policy.  Establish and implement, in a manner satisfactory to Collateral Agent, a policy for charging off the unpaid balance of its delinquent Vehicle Contracts.  Without limiting the generality of the foregoing, such policy shall provide, as a minimum, that on the last day of each month applicable Borrower shall charge off the unpaid balance of all Vehicle Contracts with respect to which (i) any payment due thereunder is 180 or more days delinquent on a contractual basis, or (ii) the Vehicle securing such Vehicle Contract was repossessed more than 30 days prior to such date.

10.1.15                      Operating Account.  Maintain its primary operating account with BOK Financial Corporation or any of its Affiliates so long as Bank of Arkansas is a Lender; or Bank of America or any of its Affiliates.

10.2           Negative Covenants.  As long as any Revolver Commitments or Obligations are outstanding, Parent shall not, and shall cause each of its Subsidiaries not to:

10.2.1           Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)           the Obligations;

(b)           Subordinated Debt, including the Existing Subordinated Debt;

(c)           Permitted Purchase Money Debt;

(d)           Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

(e)           Bank Product Debt;

                (f)           Permitted Contingent Obligations;

(g)           Refinancing Debt as long as each Refinancing Condition is satisfied;

(h)           Debt in connection with the indemnity obligations of ACM and TCM arising under service contracts on Vehicles sold by either ACM and TCM;

(i)           Permitted Airplane Financing; and

(j)           Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $500,000 in the aggregate at any time.

10.2.2           Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)           Liens in favor of Collateral Agent;

(b)           Purchase Money Liens securing Permitted Purchase Money Debt;

(c)           Liens for Taxes not yet due or being Properly Contested;

(d)           statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Parent or any of its Subsidiaries;

(e)           Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Collateral Agent’s Liens;

(f)           Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)           Liens arising by virtue of a judgment or judicial order against Parent or any of its Subsidiaries, or any Property of Parent or its Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Collateral Agent’s Liens;

(h)           easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)           normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)           Liens on the Real Estate of Borrowers in favor of Bank of Arkansas securing the real estate term loan to ACM and TCM which is to be paid in full using the proceeds of Revolver Loans; provided, that all such liens shall be released and terminated within 60 Business Days after the Closing Date; and

(k)           existing Liens shown on Schedule 10.2.2.

                10.2.3           Capital Expenditures.  Make Capital Expenditures in excess of $6,500,000 in the aggregate during any Fiscal Year without the prior written consent of Agent and Required Lenders.

10.2.4           Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments and Permitted Distributions; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary of Parent to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5           Restricted Investments.  Make any Restricted Investment.

10.2.6           Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary of Parent or any Obligor to a Borrower.

10.2.7           Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder and (d) loans in the Ordinary Course of Business to Contract Debtors for the repair of the Vehicle subject to the Contract executed by such Contract Debtor (such loans are identified by Borrowers as “side notes”).

10.2.8           Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt (other than the Existing Subordinated Debt), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Parent shall certify to Agent, not less than 5 Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) Existing Subordinated Debt except as set forth in the Intercompany Subordination Agreement; or (c) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

10.2.9           Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of an Obligor or other Subsidiary of Parent into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10                      Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11                      Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.

10.2.12                      Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

10.2.13                      Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

               10.2.14                      Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15                      Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16                      Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17                      Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (e) payment of a management fee to Parent so long as the aggregate amount of such fees paid in any Fiscal Year does not exceed $100,000 and no Event of Default exists immediately before and after giving effect to the payment of any such fee; (f) purchase of Vehicle Contracts by Colonial from ACM and TCM on the last day of each month and on terms disclosed to, and approved by, Agent as of the Closing Date; provided, that if Borrowing Base Certificates are delivered more frequently than on a monthly basis, immediately prior to the delivery of each Borrowing Base Certificate, Colonial shall purchase all new Vehicle Contracts originated by ACM and TCM after the delivery of the prior Borrowing Base Certificate; (g) transactions provided under the Contracts Servicing Agreement; (h) charge a management fee to ACM, (i) pay the actual rent, lease and other office expenses of ACM,  and (j) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18                      Plans.  Become party to any Multiemployer Plan, other than any in existence on the Closing Date.

10.2.19                      Amendments to Other Debt.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt or the Existing ACM-TCM Credit Agreement or any documents, instruments or agreement relating thereto.

10.2.20                      Reporting Methodology. Amend or modify the methodology employed by Parent or its Subsidiaries in preparing its accounting and financial reports relating to the presentation of (i) the delinquency of Vehicle Contracts, (ii) the repossession of Vehicles, (iii) the charge-off of delinquent Vehicle Contracts, and (iv) the unearned insurance commissions and dealer discounts from the methodology employed by Parent and its Subsidiaries as of the Closing Date so as to change the consistency of the information with respect to such items, from time to time, provided to Collateral Agent.

10.2.21                      Contract Forms.  Use or acquire in its business Contracts which are not on the printed forms previously approved in writing by Collateral Agent, and Borrowers shall not change or vary the printed forms of such Contracts without Collateral Agent’s prior written consent, unless such change or variation is required by any requirement of law.  Collateral Agent may reasonably withhold its consent until Collateral Agent receives a satisfactory opinion of Borrowers’ counsel regarding compliance of the revised form of Contract with any Applicable Law.

               10.2.22                      Credit Guidelines.  Make any changes in its Credit Guidelines as in effect on the Closing Date without Collateral Agent’s prior written consent which Collateral Agent may withhold in its sole and absolute discretion.  Colonial shall not purchase or otherwise acquire Contracts which do not comply with the Credit Guidelines.

10.2.23                      Service Contracts.  To the extent that any Borrower offers so-called “service contracts”, Borrowers shall ensure that the cost of such service contracts are disclosed to the Contract Debtors and such service contracts are in compliance with all applicable consumer credit laws, including any and all special laws relating thereto.

10.2.24                      Purchase of Vehicle Contracts.  Colonial shall not purchase Vehicle Contracts from any Person except ACM and TCM without the prior written consent of Collateral Agent and Agent.

10.2.25                      Sale of Vehicle Contract.  ACM and TCM shall not sell any Vehicle Contract to any Person except Colonial without the prior written consent of Collateral Agent and Agent.

10.2.26                      Colonial Contracts Advance Rate Adjustment Percent.  Permit the Colonial Contracts Advance Rate Adjustment Percent to exceed 40% for any 2 consecutive 1-month periods.

10.2.27                      Contracts Servicing Agreement: Modify, amend, or terminate the Contracts Servicing Agreement without consent from the Collateral Agent.

10.3           Financial Covenants.  As long as any Revolver Commitments or Obligations are outstanding, Parent shall, on a consolidated basis with its Subsidiaries:

10.3.1           Leverage Ratio.  Maintain a Leverage Ratio not greater than 3.25:1.00, determined as of the end of each month measured on a trailing 12 month basis.

10.3.2           Covenant Fixed Charge Coverage Ratio.  Maintain a Covenant Fixed Charge Coverage Ratio of at least 1.20:1.00, determined as of the end of each month, measured on a trailing 6 month basis.

10.3.3           Distribution Fixed Charge Coverage Ratio. Maintain a Distribution Fixed Charge Coverage Ratio of at least 1.20:1.00, determined as of the end of each month, measured on a trailing 6 month basis.

10.3.4           Minimum Adjusted Tangible Net Worth.  Maintain an Adjusted Tangible Net Worth of not less than the sum of: (i) the greater of (A) 85% of the consolidated Adjusted Tangible Net Worth of Parent and its Subsidiaries as of July 31, 2010, and (B) $145,000,000, plus (ii) 75% of positive quarterly consolidated net income of Parent and its Subsidiaries, plus (iii) 100% of any issuances of Equity Interests by Parent or its Subsidiaries on or after the Closing Date.

10.4           Adjustment to EBITDA and Adjusted Tangible Net Worth.  In the event the Colonial  TTM Net Charge-Offs Percent is greater than the product of Colonial’s then existing Colonial Loss Reserve Percent multiplied by 120%, Agent shall deduct the product of the Colonial Loss Reserve Adjustment Percent multiplied by the Colonial Net Balance from Adjusted Tangible Net Worth and EBITDA for covenant measurement purposes under Section 10.3.  (As an example, if the Colonial TTM Net Charge-Offs Percent equals 22%, the Colonial Loss Reserve Percent would have to be less than 18.333% (22% divided by 1.2) before any covenant adjustments would be made).

SECTION 11.                                EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1           Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)           A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)           Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)           Parent or a Subsidiary of Parent breaches or fails to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)           An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)           A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Collateral Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Collateral Agent and Lenders);

(f)           Any breach or default of an Obligor occurs under any other document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and the Existing Subordinated Debt) in excess of $2,000,000;

(g)           Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $1,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)           A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,500,000;

(i)           An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)           An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and:  the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)           An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

(l)           An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)           A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect; or

(n)           The failure of any Vehicle Contract to comply with the Vehicle Contract Compliance Requirements, except with respect to existing Vehicle Contracts which have been received and reviewed by the Collateral Agent and which do not constitute material non-compliance with the Vehicle Contract Compliance Requirements.

11.2           Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent and Collateral Agent, as applicable, may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)           declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)           terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base;

(c)           require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent or Collateral Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)           exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent or Collateral Agent at a place designated by Agent or Collateral Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Collateral Agent, in its discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Collateral Agent shall be reasonable.  Collateral Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Collateral Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3           License.  Collateral Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Borrowers’ rights and interests under Intellectual Property shall inure to Collateral Agent’s benefit.

11.4           Setoff.  At any time during an Event of Default, Agent, Collateral Agent, Documentation Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Collateral Agent, Documentation Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Collateral Agent, Documentation Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Collateral Agent, Documentation Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Collateral Agent, Documentation Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5           Remedies Cumulative; No Waiver.

11.5.1           Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent, Collateral Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2           Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent, Collateral Agent, or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, Collateral Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.                                AGENT, COLLATERAL AGENT AND DOCUMENTATION AGENT

12.1           Appointment, Authority and Duties of Agent.

12.1.1           Appointment and Authority.  Each Secured Party appoints and designates Bank of Arkansas as Agent under all Loan Documents, Bank of America as Collateral Agent under all Loan Documents and Bank of America as Documentation Agent under all Loan Documents.  Agent, Collateral Agent and Documentation Agent may, and each Secured Party authorizes Agent, Collateral Agent and Documentation Agent, to, enter into all Loan Documents to which Agent, Collateral Agent or Documentation Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Each Secured Party agrees that any action taken by Agent, Collateral Agent, Documentation Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent, Collateral Agent, Documentation Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent, Collateral Agent and Documentation Agent, as applicable, shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, Collateral Agent and Documentation Agent, as applicable, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent, Collateral Agent and Documentation Agent shall be ministerial and administrative in nature, and none of Agent, Collateral Agent or Documentation Agent shall have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Collateral Agent alone shall be authorized to determine whether any Contracts constitute Eligible Vehicle Contracts, or whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Collateral Agent from liability to any Lender or other Person for any error in judgment.

12.1.2           Duties.  None of Agent, Collateral Agent or Documentation Agent shall have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent, Collateral Agent and Documentation Agent of any right shall not imply a duty on Agent’s, Collateral Agent’s or Documentation Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3           Agent Professionals/Collateral Agent Professionals/Documentation Agent Professionals.  Agent, Collateral Agent and Documentation Agent may perform their duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Collateral Agent may consult with and employ Collateral Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by a Collateral Agent Professional.  Documentation Agent may consult with and employ Documentation Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by a Documentation Agent Professional. None of Agent, Collateral Agent or Documentation Agent shall be responsible for the negligence or misconduct of any agents, employees, Agent Professionals, Collateral Agent Professionals or Documentation Agent Professionals selected by it with reasonable care.

               12.1.4           Instructions of Required Lenders.  The rights and remedies conferred upon Agent and Collateral Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent and Collateral Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by Agent and/or Collateral Agent in connection with any act.  Agent and/or Collateral Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and neither Agent nor Collateral Agent shall incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent or Collateral Agent as a result of Agent or Collateral Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of Secured Parties shall be required in the circumstances described in Section 14.1.1.  In no event shall Agent or Collateral Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee, Documentation Agent Indemnitee or Collateral Agent Indemnitee to personal liability.

12.1.5           Consent of Agent/Collateral Agent.  To the extent any modifications or consents necessary herein require the approval of Agent and Collateral Agent and the Agent and Collateral Agent cannot agree on course of action, the party asserting the more conservative judgment shall prevail..

12.2           Agreements Regarding Collateral and Field Examination Reports.

12.2.1           Lien Releases; Care of Collateral.  Secured Parties authorize Collateral Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Collateral Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Collateral Agent’s Liens (and Collateral Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders.  Secured Parties authorize Collateral Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder.  Collateral Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Collateral Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2           Possession of Collateral.  Collateral Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Collateral Agent thereof and, promptly upon Collateral Agent’s request, deliver such Collateral to Collateral Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3           Reports.  Collateral Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Collateral Agent with respect to any Obligor or Collateral, including any such information complied prior to Closing (“Report”).  Each Lender agrees (a) that neither Bank of America nor Collateral Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Collateral Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’

officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Revolver Loans and other Obligations.  Each Lender shall indemnify and hold harmless Collateral Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Collateral Agent furnishing a Report to such Lender.  As of the Closing Date, the Collateral Agent intends to obtain at least one field audit and examination report per calendar year; provided, that Collateral Agent may request more frequent field audit and examination reports in its discretion.

12.3           Reliance By Agent/Collateral Agent/Documentation Agent.  Agent, Collateral Agent and Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals, Collateral Agent Professionals, and Documentation Agent Professionals, as applicable.

12.4           Action Upon Default.  None of Agent, Collateral Agent or Documentation Agent shall be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent, Collateral Agent, Documentation Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent, Collateral Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.  Notwithstanding the foregoing, however, a Secured Party may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Secured Party, including the filing of proofs of claim in an Insolvency Proceeding.

12.5           Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any Dominion Account without the prior consent of Collateral Agent.

12.6           Indemnification of Agent Indemnitees, Collateral Agent Indemnitees and Documentation Agent Indemnitiees.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, COLLATERAL AGENT INDEMNITEES, DOCUMENTATION AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, COLLATERAL AGENT INDEMNITEE, DOCUMENTATION AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT), ANY CLAIM AGAINST A

COLLATERAL AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR COLLATERAL AGENT (IN THE CAPACITY OF COLLATERAL AGENT) AND ANY CLAIM AGAINST A DOCUMENTATION AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR DOCUMENTATION AGENT (IN THE CAPACITY OF DOCUMENTATION AGENT.  In Collateral Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, Collateral Agent Indemnitees, Documentation Agent Indemnitees or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Collateral Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Collateral Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Collateral Agent by each Lender to the extent of its Pro Rata share.

12.7           Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Collateral Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Collateral Agent’s gross negligence or willful misconduct.  Documentation Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Documentation Agent’s gross negligence or willful misconduct.  None of Agent, Collateral Agent or Documentation Agent assumes any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  None of Agent, Collateral Agent or Documentation Agent makes to Secured Parties any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee, Collateral Agent Indemnitee or Documentation Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee, Collateral Agent Indemnity or Documentation Agent Indemnity shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8           Successor Agent and Co-Agents.

12.8.1           Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers (Bank of Arkansas shall be deemed to have immediately resigned as Agent upon the occurrence of any event which results in Bank of Arkansas and its Affiliates having a Revolver Commitment less than $10,000,000 (while Bank of America and its Affiliates maintain a Revolver Commitment of at least $25,000,000), with no further action required by Bank of Arkansas to give effect to such resignation).  On the date of such resignation by Bank of Arkansas, Bank of America shall automatically be appointed as successor Agent with no further action by the resigning Agent or any Lender.  If Bank of America is no longer a Lender or declines an appointment to act as Agent,  Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If Bank of America does not accept the appointment as successor Agent and no successor Agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor agent.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of Arkansas by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2           Resignation; Successor Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Collateral Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor Collateral Agent is appointed prior to the effective date of the resignation of Collateral Agent, then Collateral Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Collateral Agent may appoint Required Lenders as successor Collateral Agent.  Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder, or upon appointment of Required Lenders as successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Collateral Agent without further act, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Collateral Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Collateral Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.3           Resignation; Successor Documentation Agent.  Subject to the appointment and acceptance of a successor Documentation Agent as provided below, Documentation Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Documentation Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor Documentation Agent is appointed prior to the effective date of the resignation of Documentation Agent, then Documentation Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Documentation Agent may appoint Required Lenders as successor Documentation Agent.  Upon acceptance by a successor Documentation Agent of an appointment to serve as Documentation Agent hereunder, or upon appointment of Required Lenders as successor Documentation Agent, such successor Documentation Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Documentation Agent without further act, and the retiring Documentation Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Documentation Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Documentation Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Documentation Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.4           Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Collateral Agent  believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Collateral Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Collateral Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Collateral Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Collateral Agent.  Secured Parties shall execute and deliver such documents as Collateral Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Collateral Agent until appointment of a new agent.

12.9           Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent, Collateral Agent, Documentation Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, none of Agent, Collateral Agent or Documentation Agent shall have any duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent, Collateral Agent or Documentation Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent, Collateral Agent, Documentation Agent or their respective Affiliates.

12.10           Replacement of Certain Lenders.  If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11           Remittance of Payments and Collections.

12.11.1                      Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2                      Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3                      Recovery of Payments.  If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12           Agent in its Individual Capacity.

12.12.1                      Bank of Arkansas.  As a Lender, Bank of Arkansas shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of Arkansas in its capacity as a Lender.  Each of Bank of Arkansas and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of Arkansas were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of Arkansas and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of Arkansas and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity and not as Agent hereunder.

12.12.2                      Bank of America.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their

Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity and not as Collateral Agent or Documentation Agent hereunder.

12.13           Agent Titles.  Each Lender, other than (i) Bank of America, that is designated (on the cover page of this Agreement or otherwise) as a “Collateral Agent” and “Documentation Agent”, and (ii) Bank of Arkansas, N.A., that is designated (on the cover page of this Agreement or otherwise) as “Administrative Agent”, of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14           Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent and Collateral Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, Collateral Agent Indemnitees, and Documentation Agent Indemnitees to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee, Collateral Agent Indemnitee or Documentation Agent Indemnitees in connection with such provider’s Secured Bank Product Obligations.

12.15           No Third Party Beneficiaries.  This Section 12 is an agreement solely among Secured Parties, Agent, Collateral Agent and Documentation Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers, Agent Collateral Agent and Documentation Agent, any action that Agent, Collateral Agent or Documentation Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13.                                BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Collateral Agent, Documentation Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2           Participations.

13.2.1           Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers, Agent, Documentation Agent and Collateral Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent, Collateral Agent, Documentation Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2           Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Revolver Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3           Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3           Assignments.

13.3.1           Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Revolver Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2           Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Revolver Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14.                                MISCELLANEOUS

14.1           Consents, Amendments and Waivers.

               14.1.1           Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Required Lenders and each Obligor party to such Loan Document; provided, however, that

(a)           without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)           without the prior written consent of Collateral Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Collateral Agent;

(c)           without the prior written consent of Documentation Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Documentation Agent;

(d)           without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(e)           without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; or (iii) extend the Colonial Revolver Termination Date or ACM-TCM Revolver Termination Date;

(f)           without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate; (iv) release all or substantially all of the Collateral; or (v) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release; and

(g)           without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.

14.1.2           Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent, Collateral Agent, Documentation Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document.  Any waiver or consent granted by Agent, Collateral Agent, Documentation Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3           Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2           Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court or arbitration proceeding of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3           Notices and Communications.

14.3.1           Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at such Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, 3 Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent, Collateral Agent or Documentation Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent, Collateral Agent or Documentation Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by any Borrower shall be deemed received by all Borrowers.

14.3.2           Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent, Collateral Agent, Documentation Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3           Non-Conforming Communications.  Agent, Collateral Agent, Documentation Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4           Performance of Borrowers’ Obligations.  Agent or Collateral Agent, as applicable, may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent and Collateral Agent under this Section shall be reimbursed to Agent and Collateral Agent, as applicable, by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent or Collateral Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5           Credit Inquiries.  Each Borrower hereby authorizes Agent, Collateral Agent, Documentation Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Parent or any of its Subsidiaries.

14.6           Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7           Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8           Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9           Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10           Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent, Collateral Agent, Documentation Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Collateral Agent, Documentation Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent, Collateral Agent, Documentation Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11           No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledges and agrees that (a)(i) this credit facility and any related arranging or other services by Agent, Collateral Agent, Documentation Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Collateral Agent, Documentation Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the

Loan Documents except as expressly set forth therein; and (c) Agent, Collateral Agent, Documentation Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Collateral Agent, Documentation Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12           Confidentiality.  Each of Agent, Collateral Agent, Documentation Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of applicable Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, Collateral Agent, Documentation Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent, Collateral Agent, Documentation Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and address of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or other Subsidiary of Parent relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Collateral Agent, Documentation Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or other Subsidiary of Parent; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13           [RESERVED.]

14.14           GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15           Consent to Forum; Arbitration.

14.15.1                      Forum.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT

MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent, Collateral Agent, Documentation Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent or Collateral Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.2                      Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code).  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section.  In the event of any inconsistency, the terms of this Section shall control.  If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent and Collateral Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration.  The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California.  The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter.  The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award.  The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator.  The arbitrator shall have the power to award legal fees to the extent provided by this Agreement.  Judgment upon an arbitration award may be entered in any court having jurisdiction.  The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.  No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence.  At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced.  None of the foregoing provisions of this Section shall limit the right of Agent, Collateral Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding.  The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.  At Collateral Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

14.16           Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Collateral Agent, Documentation Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent or Collateral Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent or Collateral Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent or Collateral Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Collateral Agent, Documentation Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Collateral Agent, Documentation Agent and Lenders entering into this Agreement and that Agent, Collateral Agent, Documentation Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17           Patriot Act Notice.  Agent, Collateral Agent, Documentation Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent, Collateral Agent, Documentation Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent, Collateral Agent, Documentation Agent and Lenders to identify it in accordance with the Patriot Act.  Agent, Collateral Agent, Documentation Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

14.18           Amendment and Restatement of Existing Credit Agreement.  Effective from and after the Closing Date, this Agreement constitutes an amendment and restatement of (a) the Amended and Restated Credit Agreement dated June 23, 2005 by and among Colonial, various lenders party thereto and Bank of Arkansas as agent for such lenders and (b) Existing ACM-TCM Credit Agreement (as amended, and together, the “Existing Credit Agreements”.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing to any lender under the Existing Credit Agreements or any other existing loan document.  On the Closing Date, the credit facilities and the terms and conditions thereof described in the Existing Credit Agreements shall be amended and replaced in their entirety by the credit facilities and the terms and conditions described herein, and all loans and other obligations of Borrowers outstanding as of such date under the Existing Credit Agreements shall be deemed to be Revolver Loans, Letters of Credit and Obligations outstanding under the corresponding facilities described herein (such that all obligations which are outstanding on the Closing Date under the Existing Credit Agreements shall become Obligations under this Agreement), without further action by any Person.  Each of the parties hereto hereby acknowledges and agrees that the grant of the security interests in the Collateral pursuant to this Agreement and in any other Loan Document (unless explicitly agreed to by Lender  in writing) is not intended to, nor shall it be construed, as constituting a release of any prior security interests granted by Borrowers in favor of Bank of Arkansas or Bank of Oklahoma in or to any Collateral or any other property of Borrowers, but is intended to constitute a restatement and reconfirmation of the prior security interests granted by Borrowers in favor of Bank of Arkansas and Bank of Oklahoma in and to the Collateral and a grant of a new security interest in Collateral to Collateral Agent.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By:	\s\ Jeffrey A. Williams
Title:	Secretary

Address:
802 S.E. Plaza Avenue, Ste 200
Bentonville, AR 72712
Attn:
Telecopy:

AMERICA’S CAR MART, INC., an Arkansas corporation

By:	\s\ Jeffrey A. Williams
Title:	Secretary

Address:
802 S.E. Plaza Avenue, Ste 200
Bentonville, AR 72712
Attn:
Telecopy:

TEXAS CAR-MART, INC., a Texas corporation

By:	\s\ Jeffrey A. Williams
Title:	Secretary

Address:
802 S.E. Plaza Avenue, Ste 200
Bentonville, AR 72712
Attn:
Telecopy:

Signature Page to Loan and Security Agreement

PARENT:

AMERICA’S CAR-MART, INC., a Texas corporation

By:	\s\ Jeffrey A. Williams
Title:	Secretary

Address:
802 S.E. Plaza Avenue, Ste 200
Bentonville, AR 72712
Attn:
Telecopy:

Signature Page to Loan and Security Agreement

AGENT, COLLATERAL AGENT, DOCUMENTATION AGENT AND LENDERS:

BANK OF ARKANSAS, N.A., as Agent, Co-Lead Arranger and Lender

By:	\s\ Jeffrey R. Dunn
Title:	President & CEO

Address:
3500 N. College Avenue
Fayetteville, AR 72702
	Attn:	Jeffrey R. Dunn
	Telecopy:	479-973-2676

Signature Page to Loan and Security Agreement

BANK OF AMERICA, N.A. as Collateral Agent, Documentation Agent, Co-Lead Arranger and Lender

By:	\s\ Chip Oboza
Title:	Senior Vice President

Address:
55 South Lake Avenue
Suite 900
Pasadena, California 91101
	Attn:	Account Executive
	Telecopy:	(877) 207-2581

Signature Page to Loan and Security Agreement

COMMERCE BANK, N.A., as Lender

By:	\s\ R. David Emley Jr.
Title:	Vice President

Address:
1000 Walnut Street, BB17-1
Kansas City, MO 64106
	Attn:	David Emley
	Telecopy:	816-234-7290

Signature Page to Loan and Security Agreement

ARVEST BANK, as Lender

By:	\s\ Kevin Lackner
Title:	Senior Vice President

Address:
502 S. Main
Tulsa, Oklahoma 74103
	Attn:	Kevin Lackner
	Telecopy:	918-631-1003

Signature Page to Loan and Security Agreement

EXHIBIT A

to

Loan and Security Agreement

COLONIAL REVOLVER NOTE

[Date]                                                  $___________________ Bentonville, Arkansas

COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), for value received, hereby unconditionally promise to pay to the order of ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as Colonial Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of November 4, 2010, among Borrower, America’s Car Mart, Inc., an Arkansas corporation, Texas Car-Mart, Inc., a Texas corporation, America’s Car-Mart, Inc., a Texas corporation, Bank of Arkansas, N.A., as Agent and Co-Lead Arranger, Bank of America, N.A., as Collateral Agent, Documentation Agent and Co-Lead Arranger, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Colonial Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Colonial Revolver Loans and LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.
1

This Note shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

Attest:	COLONIAL AUTO FINANCE, INC., an Arkansas corporation

Secretary	By:
Title:

2

EXHIBIT B

to

Loan and Security Agreement

ACM-TCM REVOLVER NOTE

[Date]                                                  $___________________ Bentonville, Arkansas

AMERICA’S CAR MART, INC., an Arkansas corporation, and TEXAS CAR-MART, INC., a Texas corporation, (separately and collectively, “Borrower”), for value received, hereby unconditionally jointly and severally promise to pay to the order of ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as ACM-TCM Revolver Loans from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of November 4, 2010, among Borrower, Colonial Auto Finance, Inc., America’s Car-Mart, Inc., a Texas corporation, Bank of Arkansas, N.A., as Agent and Co-Lead Arranger, Bank of America, N.A., as Collateral Agent, Documentation Agent and Co-Lead Arranger, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences ACM-TCM Revolver Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to ACM-TCM Revolver Loans and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrower agrees to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

3

This Note shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

Attest:	AMERICA’S CAR MART, INC., an Arkansas corporation,

Secretary	By:
Title:

Attest:	TEXAS CAR-MART, INC., a Texas corporation

Secretary	By:
Title:

4

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of November 4, 2010, as amended (the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF ARKANSAS, N.A., as agent (“Agent”) and co-lead arranger, BANK OF AMERICA, N.A., as collateral agent, documentation agent and co-lead arranger, in each case, for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of their obligations under the Loan Documents.  [Assignor is attaching the Revolver Note[s] held by it and requests that Agent exchange such Revolver Note[s] for new Revolver Notes payable to Assignee [and Assignor].]

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;

  1

(d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent, Collateral Agent and Documentation Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent, Collateral Agent and Documentation Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of California.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)           If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)           If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

2

Reference:  _____________________

3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

4

EXHIBIT D

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of November 4, 2010, as amended (the “Loan Agreement”), among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), BANK OF ARKANSAS, N.A., as agent (“Agent”) and co-lead arranger, and BANK OF AMERICA, N.A., as collateral agent, documentation agent and co-lead arranger, in each case, for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrower and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrower and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

1

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWERS:*

COLONIAL AUTO FINANCE, INC.,

an Arkansas corporation

By_______________________________
     Title:

AMERICA’S CAR MART, INC.,

an Arkansas corporation

By_______________________________
     Title:

TEXAS CAR-MART, INC.,

a Texas corporation

By_______________________________
     Title:

2

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF ARKANSAS, N.A.,

as Agent

By_______________________________
     Title:

3

SCHEDULE 1.1

REVOLVER COMMITMENTS OF LENDERS

Lender	Colonial Revolver Commitment	ACM-TCM Revolver Commitment	Total Revolver Commitment
Bank of America, N.A.	$40,000,000	$5,000,000	$45,000,000
Bank of Arkansas, N.A.	$26,666,666.667	$3,333,333.334	$30,000,000
Commerce Bank	$8,888,888.889	$1,111,111.112	$10,000,000
Arvest Bank	$4,444,444.445	$555,555.556	$5,000,000
	Total: $80,000,000	Total: $10,000,000	Total: $90,000,000

SCHEDULE 1.1E
to
Loan and Security Agreement

	Oct-09	$-
	Nov-09	$-
	Dec-09	$-
	Jan-10	$-
	Feb-10	$(945,578)
	Mar-10	$(5,147,719)
	Apr-10	$(3,906,703)
	May-10	$-
	Jun-10	$-
	Jul-10	$-
	Aug-10	$-
	Sep-10	$-
	Oct-10	$-

total		$(10,000,000)

SCHEDULE 8.5
to
Loan and Security Agreement

DEPOSIT ACCOUNTS

See attached pages*

*Filed separately with the Commission under an application for confidential treatment (3 pages).

1

SCHEDULE 8.6.1
to
Loan and Security Agreement

BUSINESS LOCATIONS

1.           Borrowers currently have the following business locations, and no others:

Parent:

Chief Executive Office:                                           802 S.E. Plaza Ave., Ste. 200, Bentonville, Arkansas  72712

Other Locations:  None

Colonial:

Chief Executive Office:                                           P.O. Box 1594, Bentonville, Arkansas  72712

Other Locations:  None

ACM and TCM:

Chief Executive Office:  802 S.E. Plaza Ave., Ste. 200, Bentonville, Arkansas  72712

Other Locations:  See attached lists.

2.           In the five years preceding the Closing Date, Borrowers have had no office or place of businesslocated in any county other than as set forth above, except:

Office of the COB of the Parent:

251 O’Connor Ridge Blvd., Ste. 100, Irving, Texas  75038 (Closed in ____, 2009)

3.           Each Obligor currently has the following business locations, and no others:

Chief Executive Office:  Same as Number 1 above.

Other Locations:                                Same as Number 1 above.

4.           The following bailees, warehouseman, similar parties and consignees hold inventory of an Obligor:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory
Various independent repair shops and auto auctions are in possession of inventory from time to time.			ACM and TCM

2

SCHEDULE 9.1.4
to
Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Parent and its Subsidiaries are as follows:

Name	Jurisdiction	Number of Class of Authorized Shares	Number of Class of Issued Shares
America’s-Car Mart, Inc.	Texas	Preferred – 1,000,000 Common – 50,000,000	Preferred – None Common – NEED AS OF CERTAIN DATE
Colonial Auto Finance, Inc.	Arkansas	Common – 3,000,000	Common – 1,220.351
America’s Car-Mart, Inc.	Arkansas	Common – 3,000,000	Common – 970.351
Texas Car-Mart, Inc.	Texas	Common – 1,000,000	Common – 1,000
Colonial Underwriting, Inc.	Arkansas	Common – 3,000,000	Common – 1,000
Auto Finance Investors, Inc.	Texas	Preferred – 10,000,000 Common – 1,000,000	Preferred -- 9,703,000 Common – 10,000
Crown Delaware Investments Corp.	Delaware	Common – 10,000	Common – 1,000

2.	The record holders of Equity Interests of the Subsidiaries of Parent are as follows:

Name	Class of Stock	Number of Shares	Record Owner
Colonial Auto Finance, Inc.	Common Common	964.078 256.273	Parent Auto Finance Investors, Inc.
America’s Car Mart, Inc. (ACM)	Common	970.351	Parent
Texas Car-Mart, Inc.	Common	1,000	ACM
Colonial Underwriting, Inc.	Common	1,000	Colonial Auto Finance, Inc.
Crown Delaware Investments, Inc.	Common	1,000	Parent
Auto Finance Investors, Inc.	Series A Preferred Series C Preferred Series C Preferred Series C Preffered Common	9,203,000 50,000 50,000 400,000 10,000	Parent Edward R. McMurphy T.J. Falgout, III Jeannie Fleeman Revocable Trust, Bank of Oklahoma, N.A., Agent Parent

1

3.	All agreements binding on holders of Equity Interests of Parent and its Subsidiaries with respect to such interests are as follows:

There are no such agreements.

4.	In the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

NONE

2

SCHEDULE 9.1.11
to
Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

*Filed separately with the Commission under an application for confidential treatment (3 pages).

SCHEDULE 9.1.14
to
Loan and Security Agreement

ENVIRONMENTAL MATTERS

Texas Car-Mart, Inc., d/b/a Car-Mart of Tyler, occupies real property in Tyler, Texas that has residual contamination identified by the Texas Commission of Environmental Quality resulting from underground storage tanks that were removed prior to TCM taking possession of the property.  TCEQ accepted the property into its “State Lead Program” and has hired a private contractor to remediate the contamination.  The remediation is presently under way, but it is expected that remediation will be complete by the end of calendar year 2010.  No Obligor has been cited nor has there been any demand or threat of a demand that any Obligor be held responsible for the contamination at the site.

We know of no other demands or threat of demands that has been made regarding environmental matters.

SCHEDULE 9.1.15
to
Loan and Security Agreement

RESTRICTIVE AGREEMENTS

Entity	Agreement	Restrictive Provisions
There are no restrictive agreements

SCHEDULE 9.1.16
to
Loan and Security Agreement

LITIGATION

1.	Proceedings and investigations pending against Parent or its Subsidiaries:

a.	Clifton Colliflower v. American (sic) Car Mart,
Cass County (TX) County Court; No. CCL 10-C-132
(Mechanic’s Lien Matter – lien has been discharged by contractor’s bond. Contractor isbound to indemnify ACM for defense costs and judgment, if any. Amount in dispute isapproximately $45,000)

b.	America’s Car-Mart, Inc. v. Alan Cooper,
Green County (MO) Circuit Court; No. 0931-CV15010
(Counterclaim to deficiency suit)

c.	Annie J. Kirkpatrick v. Texas Car-Mart, Inc.,
Cass County (TX) District Court; No. 10-C-385
(Suit for injunctive relief)

d.	Daniel Morrill v. Missouri Division of Employment and America’s Car-Mart, Inc.,
Missouri Court of Appeals, Western District; No. WD 72756
(Appeal of unemployment claim)

e.	Louis G. Perry v. Lovegreen Ford Mercury
Sullivan County (MO) Circuit Court; No. 08SU-CC00027

(Class action against all Missouri auto dealers who charged document fees in connectionwith the sale of a vehicle.  Car-Mart is not a named defendant, but was ostensibly part ofthe defendant class.  Plaintiff and Defendant classes were decertified by the Court onSeptember 15, 2010.)

f.	Jeff G. Turner and Laura Turner v. America’s Car-Mart, Inc.
Christian County (MO) Circuit Court; No. 04CT-CV00617
(Action for wrongful repossession. The case is six years old with no trial setting.)

g.	America’s Car-Mart, Inc. v. Jessica Young
Adair County (OK) District Court; No. SC-2010-01
(Counterclaim to deficiency suit)

h.	William Burton v. America’s Car-Mart, Inc.,
W.D. Tenn.; No. 1:10-cv-01229
(Putative class action TILA suit. A motion to dismiss by ACM is pending)

i.	Jacob Thompson v. America’s Car Mart, Inc.,
Pottawatomie County (OK) District Court; No. SC-2010-1370
(Breach of contract action for approximately $1,900.00)

j.	State Farm Mutual Automobile Ins. Co. v. America’s Car-Mart, Inc.,
Jefferson County (AR) Circuit Court; No. CV-2010-743-5
(Dispute over liquidation of an insured salvage vehicle. Amount in dispute isapproximately $2,500.)

2.	Threatened proceedings or investigations of which Parent or its Subsidiaries are aware:

Parent and Subsidiaries are not aware of any.

3.	Pending Commercial Tort Claim of any Obligor:

None are pending.

SCHEDULE 9.1.18
to
Loan and Security Agreement

PENSION PLAN DISCLOSURES

There are no pension plan disclosures.

SCHEDULE 9.1.20
to
Loan and Security Agreement

LABOR CONTRACTS

Parent and its Subsidiaries are party to the following collective bargaining agreements, management agreements and consulting agreements:

Parties	Type of Agreement	Term of Agreement
There are no labor contracts.

SCHEDULE 10.2.2
to
Loan and Security Agreement

EXISTING LIENS

There are no Existing Liens.

SCHEDULE 10.2.17
to
Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

Lotname	Stocknumber	SpecialStatus	PrincipalOwed
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*

1

*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*

2

*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
*	*	Associate/Affiliate	*
Parent		Affiliate loan from AFI	(475,000.00)	8.5	%Note
Parent		Interest Payable on loan	(24,547.82)

* Filed separately with the Commission under an application for confidential treatment (3 pages).
3